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                                                                     EXHIBIT 4.7


                           FIRST SECURITY BANK, N.A.


                            AS SELLER AND SERVICER,

                                      AND

                             BANKERS TRUST COMPANY


                                   AS TRUSTEE
                      ON BEHALF OF THE CERTIFICATEHOLDERS
                            AND AS COLLATERAL AGENT


                       -------------------------------


                       POOLING AND SERVICING AGREEMENT


                          DATED AS OF _______________



                  FIRST SECURITY AUTO GRANTOR TRUST_____-___

                   ____% ASSET BACKED CERTIFICATES, CLASS A
                   ____% ASSET BACKED CERTIFICATES, CLASS B

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

                               TABLE OF CONTENTS

                                                                                  PAGE
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
                             ARTICLE I DEFINITIONS
Section 1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.2   Usage of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 1.3   Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 1.4   References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 1.5   Section References . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 1.6   Action by or Consent of Certificateholders . . . . . . . . . . . . . 18

                         ARTICLE II THE TRUST PROPERTY
Section 2.1   Conveyance of Trust Property . . . . . . . . . . . . . . . . . . . . 18
Section 2.2   Warranties of the Seller as to Each Receivable . . . . . . . . . . . 19
Section 2.3   Warranties as to the Receivables in the Aggregate and
              Actions of the Seller. . . . . . . . . . . . . . . . . . . . . . . . 23
Section 2.4   Repurchase upon Breach . . . . . . . . . . . . . . . . . . . . . . . 24
Section 2.5   Custody of Receivable Files. . . . . . . . . . . . . . . . . . . . . 24
Section 2.6   Duties of the Servicer as Custodian. . . . . . . . . . . . . . . . . 25
Section 2.7   Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . 26
Section 2.8   Custodian's Indemnification. . . . . . . . . . . . . . . . . . . . . 26
Section 2.9   Effective Period and Termination . . . . . . . . . . . . . . . . . . 27

         ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY
Section 3.1   Duties of the Servicer . . . . . . . . . . . . . . . . . . . . . . . 27
Section 3.2   Collection of Receivable Payments; Credit Deferrals;
              Optional Payment Deferrals . . . . . . . . . . . . . . . . . . . . . 30
Section 3.3   Realization upon Receivables . . . . . . . . . . . . . . . . . . . . 31
Section 3.4   Physical Damage Insurance. . . . . . . . . . . . . . . . . . . . . . 32
Section 3.5   Maintenance of Security Interests in Financed Vehicles . . . . . . . 33
Section 3.6   Covenants of the Servicer. . . . . . . . . . . . . . . . . . . . . . 33
Section 3.7   Purchases by the Servicer. . . . . . . . . . . . . . . . . . . . . . 33
Section 3.8   Servicing Compensation . . . . . . . . . . . . . . . . . . . . . . . 34
Section 3.9   Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . 34
Section 3.10  Annual Statement as to Compliance. . . . . . . . . . . . . . . . . . 35
Section 3.11  Independent Certified Public Accountants' Reports. . . . . . . . . . 35
Section 3.12  Access to Certain Documentation and Information Regarding
              Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 3.13  Reports to the Commission. . . . . . . . . . . . . . . . . . . . . . 36
Section 3.14  Reports to the Rating Agencies . . . . . . . . . . . . . . . . . . . 36



                                      -i-

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           ARTICLE IV DISTRIBUTIONS; RESERVE ACCOUNT;STATEMENTS TO
                              CERTIFICATEHOLDERS

Section 4.1   Establishment of Accounts. . . . . . . . . . . . . . . . . . . . . . 36
Section 4.2   Collections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 4.3   Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 4.4   Additional Deposits; Net Deposits. . . . . . . . . . . . . . . . . . 41
Section 4.5   Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 4.6   Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 4.7   Statements to Certificateholders . . . . . . . . . . . . . . . . . . 43

                         ARTICLE V YIELD SUPPLEMENT ACCOUNT
Section 5.1   Yield Supplement Agreement . . . . . . . . . . . . . . . . . . . . . 45
Section 5.2   Yield Supplement Account . . . . . . . . . . . . . . . . . . . . . . 45

                             ARTICLE VI THE CERTIFICATES
Section 6.1   The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Section 6.2   Authentication of Certificates . . . . . . . . . . . . . . . . . . . 49
Section 6.3   Registration of Transfer and Exchange of Certificates. . . . . . . . 49
Section 6.4   Mutilated, Destroyed, Lost or Stolen Certificates. . . . . . . . . . 49
Section 6.5   Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . . . . 50
Section 6.6   Access to List of Certificateholders' Names and Addresses. . . . . . 50
Section 6.7   Maintenance of Office or Agency. . . . . . . . . . . . . . . . . . . 50
Section 6.8   Book-Entry Certificates. . . . . . . . . . . . . . . . . . . . . . . 50
Section 6.9   Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . 51
Section 6.10  Definitive Certificates. . . . . . . . . . . . . . . . . . . . . . . 51

                               ARTICLE VII THE SELLER
Section 7.1   Representations and Warranties of the Seller . . . . . . . . . . . . 52
Section 7.2   Liability of the Seller; Indemnities . . . . . . . . . . . . . . . . 54
Section 7.3   Merger or Consolidation of the Seller. . . . . . . . . . . . . . . . 55
Section 7.4   Limitation on Liability of the Seller and Others . . . . . . . . . . 55
Section 7.5   Seller May Own Certificates. . . . . . . . . . . . . . . . . . . . . 55

                             ARTICLE VIII THE SERVICER
Section 8.1   Representations and Warranties of the Servicer . . . . . . . . . . . 55
Section 8.2   Liability of the Servicer; Indemnities . . . . . . . . . . . . . . . 57
Section 8.3   Merger or Consolidation of the Servicer. . . . . . . . . . . . . . . 58
Section 8.4   Limitation on Liability of the Servicer and Others . . . . . . . . . 58
Section 8.5   Servicer Not to Resign . . . . . . . . . . . . . . . . . . . . . . . 58
Section 8.6   Servicer May Own Certificates. . . . . . . . . . . . . . . . . . . . 59

                         ARTICLE IX SERVICING TERMINATION
Section 9.1   Events of Servicing Termination. . . . . . . . . . . . . . . . . . . 59
Section 9.2   Trustee to Act; Appointment of Successor Servicer. . . . . . . . . . 60
Section 9.3   Effect of Servicing Transfer . . . . . . . . . . . . . . . . . . . . 61

                                     -ii-


Section 9.4   Notification to Certificateholders . . . . . . . . . . . . . . . . . 62
Section 9.5   Waiver of Past Events of Servicing Termination . . . . . . . . . . . 62
Section 9.6   Transfer of Accounts . . . . . . . . . . . . . . . . . . . . . . . . 62

                               ARTICLE X THE TRUSTEE
Section 10.1  Acceptance by Trustee. . . . . . . . . . . . . . . . . . . . . . . . 63
Section 10.2  Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . 63
Section 10.3  Trustee's Certificate. . . . . . . . . . . . . . . . . . . . . . . . 64
Section 10.4  Trustee's Assignment of Purchased Receivables. . . . . . . . . . . . 64
Section 10.5  Certain Matters Affecting the Trustee. . . . . . . . . . . . . . . . 65
Section 10.6  Trustee Not Liable for Certificates or Receivables . . . . . . . . . 66
Section 10.7  Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . 67
Section 10.8  Trustee's and Collateral Agent's Fees and Expenses . . . . . . . . . 67
Section 10.9  Trustee May Enforce Claims Without Possession of
              Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Section 10.10 Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . 68
Section 10.11 Resignation or Removal of Trustee and Collateral Agent . . . . . . . 68
Section 10.12 Successor Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . 69
Section 10.13 Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . 69
Section 10.14 Appointment of Co-Trustee or Separate Trustee. . . . . . . . . . . . 70
Section 10.15 Representations and Warranties of Trustee. . . . . . . . . . . . . . 71
Section 10.16 Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 71
Section 10.17 Tax Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

                              ARTICLE XI TERMINATION
Section 11.1  Termination of the Trust . . . . . . . . . . . . . . . . . . . . . . 72
Section 11.2  Optional Purchase of All Receivables . . . . . . . . . . . . . . . . 73

                      ARTICLE XII MISCELLANEOUS PROVISIONS
Section 12.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
Section 12.2  Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . 74
Section 12.3  Limitation on Rights of Certificateholders . . . . . . . . . . . . . 76
Section 12.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 12.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 12.6  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . 77
Section 12.7  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 12.8  Certificates Nonassessable and Fully Paid. . . . . . . . . . . . . . 77
Section 12.9  Intention of Parties . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 12.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Section 12.11 Limitation of Liability of the Trustee and the Collateral
              Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78


                                     -iii-


                                   SCHEDULES

Schedule A           Schedule of Receivables
Schedule B           Receivables File Locations


                                   EXHIBITS

Exhibit A            Form of Class A Certificate
Exhibit B            Form of Class B Certificate
Exhibit C            Form of Servicer's Certificate
Exhibit D            Form of Depository Agreement
Exhibit E            Form of Yield Supplement Agreement


                        POOLING AND SERVICING AGREEMENT

              POOLING AND SERVICING AGREEMENT, dated as of April 23, 1998 (as amended, supplemented or otherwise modified and in effect, this "AGREEMENT"), by and among FIRST SECURITY BANK, N.A., a national banking association, as Seller and Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee hereunder (in such capacity, the "TRUSTEE") and as collateral agent with respect to the Reserve Account and the Yield Supplement Account (in such capacity, the "COLLATERAL AGENT").

              In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

              Section 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

              "ACCOUNTS" mean, collectively, the Certificate Account, the Class A Distribution Account and the Class B Distribution Account.

              "ACCOUNT PROPERTY" means all amounts and investments held from time to time in any Account, the Reserve Account or the Yield Supplement Account, as the case may be (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

              "ADVANCES" shall have the meaning specified in Section 4.3.

              "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "AGGREGATE NET LOSSES" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

              "AMOUNT FINANCED" in respect of a Receivable means the amount advanced under the Receivable and related costs and shown as such in the contract evidencing such Receivable and as disclosed for truth-in-lending purposes.

              "AUTHORIZED OFFICER" means any officer within the Corporate Trust Office of the Trustee, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              "AVAILABLE INTEREST" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections, (ii) the Yield Supplement Amount for such Distribution Date and (iii) all Advances made by the Servicer with respect to such Distribution Date pursuant to Section 4.3(a), over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date pursuant to Section 4.3(c).

              "AVAILABLE PRINCIPAL" means, with respect to any Distribution Date, the sum of the following amounts with respect to the related Collection
Period: (i) that portion of all Collections received during such Collection Period and allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (iii) all Recoveries, to the extent allocable to principal; and (iv) all Liquidation Proceeds, to the extent allocable to principal. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

              "AVAILABLE RESERVE AMOUNT" shall mean, for each Distribution Date, an amount equal to the lesser of (i) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (ii) the Specified Reserve Account Balance.

              "AVERAGE DELINQUENCY RATIO" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

              "AVERAGE NET LOSS RATIO" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

              "BASIC RESERVE ACCOUNT PERCENTAGE" means ___%.

              "BASIC SERVICING FEE" means, with respect to any Distribution Date, an amount equal to the product of (i) one-twelfth of the Basic Servicing Fee Rate and (ii) the Pool Balance as of the first day of the preceding Collection Period.

              "BASIC SERVICING FEE RATE" shall be ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

              "BENEFIT PLAN" has the meaning specified in Section 6.3.

              "BOOK-ENTRY CERTIFICATES" mean beneficial interests in the Definitive Certificates, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 6.8.

              "BUSINESS DAY" means a day on which the Trustee and commercial banks located in the State of Utah, the State of Idaho and the City of New York, are open for the purpose of conducting commercial banking business; PROVIDED, HOWEVER, that for purposes of determining any Distribution Date, the term "Business Day" shall mean a day on which the Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

              "CERTIFICATE" means any Class A Certificate or Class B
Certificate.

              "CERTIFICATE ACCOUNT" means the account or accounts established and maintained as such pursuant to Section 4.1.

              "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency).

              "CERTIFICATE REGISTER" means the register maintained by the Trustee for the registration of Certificates and of transfers and exchanges of Certificates as provided in Section 6.3.

              "CERTIFICATEHOLDER" means the Person in whose name a Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

              "CLASS A CERTIFICATE" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of EXHIBIT A hereto.

              "CLASS A CERTIFICATEHOLDER" or "CLASS A HOLDER" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

              "CLASS A CERTIFICATE BALANCE" at any time, means the Original Class A Certificate Balance as reduced by all amounts allocable to principal on the Class A Certificates distributed to Class A Certificateholders prior to such time.

              "CLASS A CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate representing a beneficial interest in the Class A Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

              "CLASS A DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 4.1.

              "CLASS A INTEREST CARRYOVER SHORTFALL" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited into the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

              "CLASS A INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

              "CLASS A MONTHLY INTEREST" means, with respect to any Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to any distributions made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

              "CLASS A MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

              "CLASS A PASS-THROUGH RATE" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

              "CLASS A PERCENTAGE" means a fraction the numerator of which is the Original Class A Certificate Balance and the denominator of which is the Original Class A Certificate Balance plus the Original Class B Certificate Balance.

              "CLASS A POOL FACTOR" means, with respect to any Distribution Date, the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any payments made on such Distribution Date) divided by the Original Class A Certificate Balance, expressed as a seven-digit decimal.

              "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited into the Class A Distribution Account on such Distribution Date.

              "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to the initial Distribution Date, the Class A Monthly Principal for such Distribution Date and, with respect to any Distribution Date other than the initial Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distribution shall include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

              "CLASS B CERTIFICATE" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of EXHIBIT B hereto.

              "CLASS B CERTIFICATEHOLDER" or "CLASS B HOLDER" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, EXCEPT THAT, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

              "CLASS B CERTIFICATE BALANCE" at any time, equals the Original Class B Certificate Balance, as reduced by all amounts allocable to principal on the Class B Certificates distributed to Class B Certificateholders prior to such time.

              "CLASS B CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate representing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

              "CLASS B DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 4.1.

              "CLASS B INTEREST CARRYOVER SHORTFALL" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover

Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited into the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

              "CLASS B INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

              "CLASS B MONTHLY INTEREST" means, with respect to any Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to any distributions made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

              "CLASS B MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

              "CLASS B PASS-THROUGH RATE" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

              "CLASS B PERCENTAGE" means a fraction the numerator of which is the Original Class B Certificate Balance and the denominator of which is the Original Class A Certificate Balance plus the Original Class B Certificate Balance.

              "CLASS B POOL FACTOR" means, with respect to any Distribution Date, the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any payments made on such Distribution Date) divided by the Original Class B Certificate Balance, expressed as a seven-digit decimal.

              "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, (i) with respect to the initial Distribution Date, zero and (ii) with respect to any other Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited into the Class B Distribution Account on such Distribution Date.

              "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to the initial Distribution Date, the Class B Monthly Principal for such Distribution Date and, with respect to any Distribution Date other than the initial Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distribution shall include the amount that is necessary (after giving effect to the other amounts described above to be distributed to the Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

              "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

              "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

              "CLOSING DATE" means the date of the initial issuance of the Certificates hereunder.

              "CODE" means the Internal Revenue Code of 1986, as amended.

              "COLLATERAL AGENT" means Bankers Trust Company, a New York banking corporation, in its capacity as collateral agent for the benefit of the Certificateholders with respect to the Reserve Account and the Yield Supplement Account and any successor collateral agent appointed and acting pursuant to
Section 10.11.

              "COLLECTION PERIOD" means, during the term of this Agreement, the period from and including the 24th day of a calendar month to and including the 23rd day of the next succeeding calendar month or, in the case of the initial Collection Period, the period from the close of business of the Servicer on the Cutoff Date to and including ______________. With respect to any Determination Date, Deposit Date or Distribution Date, the "related Collection Period" shall mean the Collection Period ending during the preceding month in which such Determination Date, Deposit Date or Distribution Date occurs.

              "COLLECTIONS" means all collections on the Receivables.

              "COMMISSION" means the Securities and Exchange Commission, or any successor thereto.

              "COMPUTER TAPE" means the computer tape generated by the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder.

              "CONTRACT RATE" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding Principal Balance of such Receivable.

              "CONTROL" over a Security Entitlement shall be considered obtained by the Trustee or the Collateral Agent, as applicable, if:

              (i) the Trustee or the Collateral Agent, as applicable, is the Securities Intermediary for the Account in which such Security Entitlement is held, or (b) the Trustee or the Collateral Agent, as applicable, (1) is registered on the records of the Securities Intermediary as the person having such a Security Entitlement against the Securities Intermediary, or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee or the Collateral Agent, as applicable, regarding the sale or redemption of the Security Entitlement without further consent of any other person; and

              (ii)   the "Securities Intermediary" for such Security Entitlement
                     (a) is the registered owner of the related Financial Asset,
                     (b) is the holder of the Security Certificate for the related Financial Asset, or (c) holds its interest in the related Financial Asset directly through a clearing corporation (as defined in Revised Article 8).

              "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller and the Servicer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Certificateholders, the Seller and the Servicer).

              "CREDIT DEFERRAL" has the meaning specified in Section 3.2.

              "CUTOFF DATE" means ______________.

              "CUTOFF DATE PRINCIPAL BALANCE" means, with respect to any Receivable, the initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the close of business of the Servicer on the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

              "DEALER" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned the Receivable relating to such Financed Vehicle to the Seller under a Dealer Agreement and a Dealer Assignment.

              "DEALER AGREEMENT" means an agreement between the Seller and a Dealer relating to the assignment of Receivables to the Seller and all documents and instruments (other than the related Dealer Assignments) relating thereto.

              "DEALER ASSIGNMENT" means the executed assignment conveying a Receivable from a Dealer to the Seller.

              "DEALER LOAN" means a motor vehicle retail installment sale contract originated by a Dealer and conveyed to the Seller pursuant to a Dealer Assignment.

              "DEFAULT TRIGGER" means ___%.

              "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices; PROVIDED, HOWEVER, that any Receivable which the Seller or the Servicer is obligated to repurchase or purchase shall be deemed not to be a Defaulted Receivable during a Collection Period unless the Seller or the Servicer fails to deposit the Purchase Amount on the related Deposit Date when due, unless such Receivable is otherwise repurchased or purchased on or prior to the last day of the Collection Period in which such Receivable is determined to be a Defaulted Receivable.

              "DEFERRAL FEE" means the fee associated with any Optional Payment Deferral or Credit Deferral.

              "DEFINITIVE CERTIFICATES" shall have the meaning specified in
Section 6.8.

              "DELINQUENCY RATIO" means, for any Collection Period, the ratio, expressed as a percentage, of (i) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, divided by
(ii) the Pool Balance as of the last day of such Collection Period.

              "DELINQUENCY TRIGGER" means ____%.

              "DEPOSIT DATE" means, with respect to any Collection Period, the Business Day preceding the related Distribution Date.

              "DEPOSITORY AGREEMENT" means the agreement among the Seller, the Servicer, the Trustee and the initial Clearing Agency, dated ______________, substantially in the form attached hereto as EXHIBIT D.

              "DETERMINATION DATE" means the tenth day of each month (or, if such day is not a Business Day, the next succeeding Business Day).

              "DIRECT MOTOR VEHICLE LOAN" means a Receivable that is a motor vehicle retail installment loan originated by the Seller.

              "DISTRIBUTION DATE" means the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day), commencing
____________.

              "ELECTRONIC LEDGER" means the electronic master record of the retail installment sale contracts and retail installment loans of the Seller.

              "ELIGIBLE DEPOSIT ACCOUNT" means either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt rating of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

              "ELIGIBLE INSTITUTION" means any depository institution with trust powers (which may include the Seller, the Servicer or the Trustee), organized under the laws of the United States, any state thereof, the District of Columbia or any domestic branch of a foreign bank, having combined capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or state banking authorities and which has (i) a rating of at least P-1 from Moody's and A-l+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and A or higher from S&P with respect to long-term unsecured debt obligations. If such depository institution publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              "ELIGIBLE INVESTMENTS" shall mean, at any time, any one or more of the following types of investments, each of which shall mature on or prior to the next succeeding Deposit Date (or, to the extent overnight investments are permitted under Section 4.1(a)(ii), on the next Distribution Date):

              (a) direct marketable obligations of the United States having a maturity of not more than 30 days from the date of acquisition;

              (b) marketable obligations directly and fully guaranteed by the United States as to the full and timely payment of principal and interest having a maturity of not more than 30 days from the date of acquisition;

              (c) bankers' acceptances and certificates of deposit denominated in U.S. Dollars in each case having a maturity of not more than 30 days from the date of acquisition, and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term unsecured securities of which are rated at least A-l+ by S&P and P-1 by Moody's; and

              (d) commercial paper having a maturity of not more than 30 days and which is rated at least A-l+ by S&P and P-1 by Moody's;

              (e) freely redeemable shares in no-load money market funds which invest solely in obligations, bankers' acceptances, certificates of deposit and commercial paper of the types described in clauses (a) through (d), without regard to the limitations as to the maturity of such obligations, bankers' acceptances, certificates of deposit or commercial paper set forth in such clauses, rated at least AAAm by S&P and Aaa by Moody's; and

              (f) any Bankers Trust Company money market fund so long as it shall be rated by each Rating Agency as either AAAm, Aaa, as an eligible investment for AAA/Aaa rated transactions, or in the highest short-term rating assigned by a particular Rating Agency.

              Eligible Investments may include, if otherwise eligible pursuant to paragraphs (a) to (e) above, debt securities of the Trustee, the Seller or any of their Affiliates for which the Trustee, the Seller or any of their Affiliates is an investment manager or investment advisor.

              "ELIGIBLE SERVICER" means (a) any Affiliate of the Seller, (b) Bankers Trust Company or (c) any Person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under this Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement or the related subservicing agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "EVENT OF SERVICING TERMINATION" means an event specified in
Section 9.1.

              "FEDERAL BOOK-ENTRY SECURITY" means an obligation issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment of principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations.

              "FINANCIAL ASSET" has the meaning given such term in Revised
Article 8. As used herein, the Financial Asset "related to" a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Revised Article 8) holding such Security Entitlement has the rights and property interest specified in Revised Article 8.

              "FINAL SCHEDULED DISTRIBUTION DATE" means the ______________ Distribution Date.

              "FINAL SCHEDULED MATURITY DATE" means the last day of the Collection Period preceding the Final Scheduled Distribution Date.

              "FINANCED VEHICLE" means the Motor Vehicle, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

              "FULL PAYOFF AMOUNT" means the sum of the Pool Balance plus an amount sufficient to pay interest on (i) the Class A Percentage of such Pool Balance at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date and (ii) the Class B Percentage of such Pool Balance at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate through the Final Scheduled Distribution Date.

              "INSURANCE POLICIES" means all comprehensive and collision, fire and theft insurance policies maintained by the Obligors naming the Seller as an additional insured or loss payee and any credit and disability and physical damage insurance policies maintained by the Obligors and benefitting any holder of the Receivables.

              "INTEREST ACCRUAL DATE" means ______________.

              "INTEREST COLLECTIONS" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (i) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures, (ii) all Liquidation Proceeds, to the extent allocable to interest,
(iii) all Recoveries, to the extent allocable to interest and (iv) to the extent attributable to accrued interest, the Purchase Amount of all Receivables that are repurchased or purchased by the Seller or the Servicer as of any day in the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

              "LIQUIDATION PROCEEDS" means, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle and any payments required by law to be remitted to the Obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the Principal Balance thereof.

              "MOODY'S" means Moody's Investors Service, Inc.

              "MOTOR VEHICLE" means a new or used automobile or light-duty truck which is the subject of a retail installment sale contract originated by a dealer or a retail installment loan originated by the Seller.

              "NET LOSS RATIO" means, for any Collection Period, an amount, expressed as a percentage, equal to (i) the product of (a) the Aggregate Net Losses minus Recoveries for such Collection Period, and (b) twelve divided by
(ii) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

              "OBLIGOR" means the purchaser or the co-purchasers of a Financed Vehicle purchased in part or in whole by the execution and delivery of the related Receivable or the borrower or co-borrowers under the related Receivables the proceeds of which were applied to purchase in part or in whole the Financed Vehicle, and any other co-signer of the Receivable who owes or may be liable for payments under such Receivable.

              "OFFICER'S CERTIFICATE" means a certificate signed by the chairman, the president, any vice president, the treasurer or the cashier of the Seller or the Servicer, as the case may be, and delivered to the Trustee.

              "OPINION OF COUNSEL" means a written opinion of counsel (who may be outside counsel to the Seller or the Servicer) acceptable in form to the Trustee.

              "OPTIONAL PAYMENT DEFERRAL" shall have the meaning specified in
Section 3.2(c).

              "ORIGINAL CERTIFICATE BALANCE" means the sum of the Original Class A Certificate Balance and the Original Class B Certificate Balance.

              "ORIGINAL CLASS A CERTIFICATE BALANCE" means $______________.

              "ORIGINAL CLASS B CERTIFICATE BALANCE" means $_____________.

              "ORIGINAL POOL BALANCE" means, as of the Cutoff Date, $______________.

              "OUTSTANDING ADVANCES" means, with respect to any Distribution Date, the aggregate of all Advances made by the Servicer with respect to prior Distribution Dates that have not been reimbursed pursuant to Section 4.3(c).

              "PASS-THROUGH RATE" means the Class A Pass-Through Rate and the Class B Pass-Through Rate.

              "PERSON" means a legal person, including any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

              "PHYSICAL PROPERTY" means (i) bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the Relevant UCC and are susceptible of physical delivery and (ii) certificated securities (as defined in Section 8-102 of the Relevant UCC).

              "POOL BALANCE" means, on any date of determination, the aggregate outstanding Principal Balance of the Receivables on such date.

              "PRINCIPAL BALANCE" means, as of any time, for any Receivable, the Cutoff Date Principal Balance minus the sum of the portions of all payments received from or on behalf of the related Obligor after the close of business of the Servicer on the Cutoff Date and prior to such time that are allocable to principal in accordance with the terms of the Receivable plus the amount of any Deferral Fee.

              "PURCHASE AMOUNT" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (i) the outstanding Principal Balance of such Receivable as of the last day of the related Collection Period and (ii) an amount equal to the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate through the last day of the related Collection Period, in each case, after giving effect to Collections on such Receivable in such Collection Period.

              "PURCHASED RECEIVABLE" means, on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by the Seller or the Servicer pursuant to this Agreement.

              "RATING AGENCY" means at any time any nationally recognized statistical rating agency providing a rating for the Certificates at the request of the Seller at such time.

              "REALIZED LOSSES" means, with respect to any Distribution Date and a Receivable that became a Defaulted Receivable during the related Collection Period, the excess of (i) the aggregate Principal Balance of such Receivable as of the first day of the related Collection Period over (ii) Liquidation Proceeds received with respect to such Receivable during such Collection Period to the extent allocable to principal.

              "RECEIVABLE" means a motor vehicle retail installment sale contract or a motor vehicle retail installment loan described in the Schedule of Receivables, but excluding any Purchased Receivables.

              "RECEIVABLE FILE" means, with respect to a Receivable, the electronic entries, documents, instruments and writings specified in Section 2.5.

              "RECORD DATE" means, with respect to each Collection Period and the related Distribution Date, the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of such Collection Period).

              "RECOVERIES" means, with respect to any Distribution Date, all monies received by the Servicer with respect to any Defaulted Receivable during the related Collection Period if such Collection Period follows the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of
(i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any payments required by law to be remitted to the Obligor, but, in any event, not less than zero.

              "RELEVANT UCC" shall mean the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

              "REQUIRED RATING" means a rating with respect to short-term deposit obligations of at least P-1 by Moody's and at least A-1+ by S&P.

              "RESERVE ACCOUNT" means the fund established pursuant to Section
4.1 and maintained as such pursuant to Section 4.6.

              "RESERVE ACCOUNT FLOOR AMOUNT" means $_____________.

              "RESERVE ACCOUNT INCREASE PERCENTAGE" means ___%.

              "RESERVE ACCOUNT INITIAL DEPOSIT" means, with respect to the Closing Date, $_____________.

              "RESERVE ACCOUNT TRIGGER STARTING DATE" means _____________.

              "REVISED ARTICLE 8" means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated in 1994 by the National Conference of Commissioners on Uniform State Laws, in the form in which it has been adopted in the State of New York.

              "S&P" means Standard & Poor's Ratings Service, a Division of the McGraw Hill Companies.

              "SCHEDULE OF RECEIVABLES" means the list identifying the Receivables attached hereto as Schedule A.

              "SCHEDULED PAYMENT" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 3.2 or any rescheduling in any insolvency or similar proceedings).

              "SECURITY CERTIFICATE" has the meaning given such term in Revised
Article 8.

              "SECURITY ENTITLEMENT" has the meaning given such term in Revised
Article 8.

              "SELLER" means First Security Bank, N.A. (including all Persons merged into or otherwise consolidated with, and all other predecessors thereto) in its capacity as seller of the Receivables to the Trust under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 7.3.

              "SERVICER" means First Security Bank, N.A., in its capacity as servicer of the Receivables under this Agreement, each successor thereto (in the same capacity) pursuant to Section 8.3, and each successor servicer appointed and acting pursuant to Section 9.2.

              "SERVICER'S CERTIFICATE" has the meaning specified in Section 3.9.

              "SERVICING OFFICER" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Servicer on the Closing Date, as such list may be amended from time to time by the Servicer in writing.

              "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the Contract Rate multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

              "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

              "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date, means the Basic Reserve Account Percentage of the Pool Balance as of the last day of the preceding Collection Period, but in any event will not be less than the lesser of (i) the Reserve Account Floor Amount and
(ii) the Full Payoff Amount; PROVIDED that the Specified Reserve Account Balance will be calculated using the Reserve Account Increase Percentage instead of the Basic Reserve Account Percentage for any Distribution Date (beginning on the Reserve Account Trigger Starting Date) on which the Average Net Loss Ratio exceeds the Default Trigger or the Average Delinquency Ratio exceeds the Delinquency Trigger. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller; PROVIDED that the Seller gives prior written notice of such reduction to the Rating Agencies and such reduction does not adversely affect the ratings of the Certificates by the Rating Agencies.

              "SPECIFIED YIELD SUPPLEMENT BALANCE" means, with respect to any Distribution Date, an amount equal to at least the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future Scheduled Payments on the Receivables are made on their scheduled due dates; PROVIDED that if on any date the Seller shall fail to pay the amount payable under the Yield Supplement Agreement in accordance with the terms thereof, then, in such event, the Specified Yield Supplement Balance shall not thereafter be reduced hereunder.

              "SUPPLEMENTAL SERVICING FEE" shall have the meaning set forth in
Section 3.8.

              "TRADES" means regulations promulgated by the U.S. Department of the Treasury governing book-entry Treasury bonds, notes and bills, 31 C.F.R.
Part 357, which replace prior Treasury regulations and which designate Revised
Article 8 as the applicable governing law.

              "TRADES EFFECTIVE DATE" means with respect to a Federal Book-Entry Security, the date (which was January 1, 1997, in the case of securities issued by the U.S. Treasury) on which TRADES or an equivalent set of regulations becomes effective.

              "TRUST" means the First Security Auto Grantor Trust 1998-A created by this Agreement.

              "TRUSTEE" means Bankers Trust Company, a New York banking corporation, as Trustee under this Agreement, or any successor, and any successor trustee appointed and acting pursuant to Sections 10.11 and 10.12.

              "TRUST PROPERTY" means the Receivables; all monies due or received under the Receivables after the close of business of the Servicer on the Cutoff Date; the Certificate Account, the Class A Distribution Account and the Class B Distribution Account and such amounts as from time to time may be held therein (including the Account Property related thereto); security interests in the Financed Vehicles; all rights of the Trust under the Yield Supplement Agreement; the Seller's rights (if any) to receive proceeds from claims on Insurance Policies covering the Financed Vehicles or the Obligors; the Seller's rights relating to the Receivables under the Dealer Agreements and Dealer Assignments; the Seller's rights to all documents and information contained in the Receivable Files; the rights of the Trust under this Agreement (including the right to receive payments under the circumstances specified herein from the Reserve Account); and all proceeds (within the meaning of the Relevant UCC) of the foregoing. Notwithstanding anything to the contrary contained herein, the Trust Property shall not include, and the Trust shall not have any right to, the Reserve Account, the Yield Supplement Account, any funds actually or deemed to be deposited in such accounts or any investments therein or any amounts paid by the Servicer for physical damage insurance pursuant to Section 3.4.

              "UNCERTIFICATED SECURITY" as of any date, has the meaning given to such term under the Relevant UCC as in effect on such date.

              "YIELD SUPPLEMENT ACCOUNT" shall mean the account established, maintained and designated as the "Yield Supplement Account" pursuant to Section 5.2.

              "YIELD SUPPLEMENT ACCOUNT PROPERTY" shall have the meaning set forth in Section 5.2.

              "YIELD SUPPLEMENT AGREEMENT" means the Yield Supplement Agreement dated as of the Closing Date between the Seller and the Trustee, substantially in the form attached hereto as EXHIBIT E.

              "YIELD SUPPLEMENT AMOUNT" shall have the meaning specified in
Section 5.l.

              "YIELD SUPPLEMENT INITIAL DEPOSIT" means cash or Eligible Investments having a value of at least $________.

              Section 1.2 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

              Section 1.3 CALCULATIONS. All calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Basic Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

              Section 1.4 REFERENCES. All references to the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business of the Servicer on such day.

              Section 1.5 SECTION REFERENCES. All section references shall be to Sections in this Agreement unless otherwise specified.

              Section 1.6   ACTION BY OR CONSENT OF CERTIFICATEHOLDERS.
Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to by Certificateholders.


                                      ARTICLE II

                                  THE TRUST PROPERTY

              Section 2.1 CONVEYANCE OF TRUST PROPERTY. (a) In consideration of the Trustee's delivery to, or upon the written order of, the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Certificate Balance and the rights to receive certain amounts as specified herein, the Seller hereby sells, transfers, assigns and conveys to the Trustee, on the behalf of the Trust, for the benefit of the Certificateholders, upon the terms and conditions hereof, the Trust Property, without recourse. The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Trustee, any Certificateholder or any Certificate Owner of any obligation of the Seller to the Obligors, the Dealers, or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

              (b) The Seller intends that the transfer and conveyance of the Trust Property to the Trust hereunder constitutes a complete sale and assignment of all of the Seller's right, title and interest in, to and under the Trust Property to the Trust and that the beneficial interest of the Seller in, and title to, the Trust Property will not be a part of the Seller's estate in the event of any liquidation, reorganization or similar insolvency proceeding with respect to the Seller. In the event that the transfer hereunder is not respected as a complete sale and assignment of the Trust Property to the Trust, then, in such event, the Seller hereby grants to the Trustee on behalf of the Certificateholders a security interest in the Trust Property. This Agreement shall constitute a security agreement under applicable law.

              Section 2.2 WARRANTIES OF THE SELLER AS TO EACH RECEIVABLE. The Seller hereby makes the following warranties as to each Receivable conveyed by it to the Trust hereunder on which the Trustee shall rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such warranties shall speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables and the other Trust Property to the Trust.

                            (i)    CHARACTERISTICS OF RECEIVABLES.  The
       Receivable has been fully and properly executed by the parties thereto and (a) (x) has been originated by the Seller or (y) has been originated by a Dealer for the retail sale of a Motor Vehicle in the ordinary course of such Dealer's business, and has been purchased by the Seller from such Dealer in the ordinary course of the Seller's business and has been validly assigned by such Dealer to the Seller, (b) is secured by a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency), which security interest is assignable together with such Receivable, and has been so assigned, by the Seller to the Trustee, (c) contains or is accompanied by a security agreement which contains customary and enforceable provisions such that the rights and remedies of the secured party are adequate for realization of the benefits of the security interest in the subject collateral, (d) provides at origination for level monthly payments (PROVIDED that the first and the last payment may be less than or minimally more than the level payment), which fully amortize the Amount Financed over the original term and provides for interest at the related Contract Rate and (e) provides for a payment that will fully pay the Principal Balance of such Receivable as of the first day of the Collection Period in which the Receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related Contract Rate.

                            (ii) SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables with respect to such Receivable has been produced from the

       Electronic Ledger and was true and correct as of the close of business of the Servicer on the Cutoff Date; and the Cutoff Date Principal Balance and the Contract Rate of the Receivable have been accurately and correctly calculated.

                            (iii)  COMPLIANCE WITH LAWS.  To the best
       knowledge of the Seller, the Receivable, and the sale of the related Financed Vehicle, complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z, and any other consumer credit, equal opportunity, and disclosure laws; PROVIDED, HOWEVER, that if, notwithstanding the best knowledge of the Seller, any Receivable, or the sale of the related Financed Vehicle, fails to comply with applicable law in the manner and to the extent set forth herein, the Seller shall repurchase such Receivable in accordance with the terms and conditions set forth in
       Section 2.4, but such failure to comply with such laws shall not constitute a breach of this warranty except for purposes of Section 2.4.

                            (iv)   BINDING OBLIGATION.  The Receivable
       constitutes the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

                            (v) NO GOVERNMENT OBLIGOR. The Obligor on the Receivable is not the United States of America or any State thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any State thereof or any local government.

                            (vi) RECEIVABLES IN FORCE. The Receivable has not been satisfied, subordinated, or rescinded and the Financed Vehicle has not been released from the lien granted by the Receivable in whole or in part.

                            (vii)  NO AMENDMENT OR WAIVER.  No material
       provision of the Receivable has been amended, waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable File and reflected in the Electronic Ledger and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

                            (viii) NO DEFENSES. The Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Receivable, or the exercise of any right thereunder, will not render the Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                            (ix) NO LIENS. To the best knowledge of the Seller, there are no liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to the Financed Vehicle, that are or may be liens prior to, or equal to or coordinate with, the lien granted by the Obligor.

                            (x) NO DEFAULT. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of the foregoing.

                            (xi) INSURANCE. If the Principal Balance of the Receivable exceeds $3,500 (or such other amount as the Servicer determines, consistent with the standard of care required by
       Section 3.1), the Financed Vehicle securing such Receivable is insured under an Insurance Policy, the premiums for which have been paid in full, and such Insurance Policy is in full force and effect.

                            (xii) GOOD TITLE. The Receivable has not been sold, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Trust, and, immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person, was the sole owner thereof and had full right and power to transfer and assign the Receivable to the Trust. Immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and marketable title to the Receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other Person; and all filings and actions required by the Relevant UCC with respect to the transfer of Receivables associated with the sale of the same have been accomplished for the purpose of complying with the Relevant UCC provisions governing the relative priority of interests of parties in the Receivables.

                            (xiii) LAWFUL ASSIGNMENT. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable hereunder or pursuant to transfers of the Certificates are unlawful, void, or voidable.

                            (xiv) ALL FILINGS MADE. All filings have been made, including filings under the Relevant UCC, which are necessary in any jurisdiction to cause the ownership and title interests of the Trust in the Receivables to be afforded priority over competing claims of the holders of security interests or other claims against whom such filings can assure priority.

                            (xv) VALID SECURITY INTEREST. On the Closing Date, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest). With respect to the foregoing, the Seller hereby covenants to take all action necessary such that, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Trust (subject to administrative delays and clerical errors on the part of the applicable government agency and any statutory or other lien arising by operation of law after the Closing Date which is prior to such interest).

                            (xvi) CAPACITY OF PARTIES. All parties to the Receivable had capacity to execute the Receivable.

                            (xvii) CHATTEL PAPER. The Receivables are "chattel paper" as defined by the Relevant UCC.

                            (xviii) ONE ORIGINAL. There is only one executed original of each Receivable, which original has been delivered by the Seller to the Trustee as provided in Section 2.5(i).

                            (xix) OBLIGATIONS; NO IMPAIRMENT. The Seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable and has done nothing to impair the rights of the Trust, the Class A Certificateholders or the Class B Certificateholders in the Receivable or the proceeds thereof.

                            (xx) NO FRAUD OR MISREPRESENTATION. To the best knowledge of the Seller, in the case of a Receivable originated by a Dealer, the Receivable was originated by a Dealer and sold by such Dealer to the Seller without any conduct constituting fraud or misrepresentation on the part of such Dealer; PROVIDED, HOWEVER, that if, notwithstanding the best knowledge of the Seller, any Receivable was originated and sold under conduct constituting fraud or misrepresentation on the part of such Dealer, the Seller shall repurchase such Receivable in accordance with the terms and conditions of Section 2.4, with the existence of such conduct not constituting a breach of this warranty, except for purposes of Section 2.4.

                        (xxi) POSSESSION. Immediately prior to the Closing Date, the Seller (or an Affiliate thereof) will have possession of the original Receivable and the related Receivable File, and there are and there will be no custodial agreements in effect materially adversely affecting the right or ability of the Seller to make, or cause to be made, any delivery required hereunder.

                         (xxii) BULK TRANSFER LAWS. The transfer, assignment and conveyance of the Receivable and Receivable Files by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

              Section 2.3 WARRANTIES AS TO THE RECEIVABLES IN THE AGGREGATE AND ACTIONS OF THE SELLER. The Seller hereby makes the following warranties as to the Receivables conveyed by it to the Trust hereunder on which the Trustee shall rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such warranties shall speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables and the other Trust Property to the Trust.

                            (i) AMOUNTS. The aggregate Cutoff Date Principal Balances of the Receivables are equal to the Original Pool Balance.

                            (ii) INDIVIDUAL CHARACTERISTICS. The Receivables have the following individual characteristics as of the close of business of the Servicer on the Cutoff Date: (a) the obligations of the Obligors on the Receivables are secured by security interests in new or used automobiles or light-duty trucks; (b) each Receivable has a Contract Rate of at least ____% and not more than _____%; (c) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 6 months and not more than __ months; (d) each Receivable had a remaining Principal Balance of not less than $___ and not more than $______ as of the Cutoff Date; (e) no Receivable was more than __ days delinquent as of the Cutoff Date; (f) no Financed Vehicle had been repossessed as of the Cutoff Date;
       (g) each Receivable is a motor vehicle retail installment sale contract or motor vehicle retail installment loan; (h) each Receivable provides for allocation of payments between principal and interest by the Simple Interest Method; (i) the Dealers of the Financed Vehicles, if any, have no participation in, or other right to receive, any proceeds of the Receivable; and (j) each Receivable was originated on or after _________________. The Receivables were selected utilizing selection procedures that were not adverse to the Certificateholders.

                            (iii) AGGREGATE CHARACTERISTICS. The Receivables had the following characteristics in the aggregate as of the Cutoff Date:
       (a) approximately _____% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately _____% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; (b) approximately _____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the States of Utah and Idaho; (c) the weighted average Contract Rate of the Receivables was ______%; (d) approximately ____% of the Original Pool Balance was attributable to Receivables originated by the Seller; (e) approximately _____% of the Original Pool Balance was attributable to Receivables that are Dealer Loans; and (f) approximately ____% of the Original Pool Balance was attributable to Receivables that are subject to a repurchase obligation by the originating Dealer upon default and repossession.

                            (iv) COMPUTER TAPE. The Computer Tapes made available by the Seller were complete and accurate as of the Cutoff Date and include a description of the same Receivables that are described in the Schedule of Receivables.

                            (v) MARKING RECORDS. By the Closing Date, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that such Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the trust created hereunder.

                            (vi) NO ASSIGNMENT. As of the Closing Date, the Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies, the Dealer Agreements, the Dealer Assignments or payments due under the Receivables that is senior to, or equal with, that of the Trust.

              Section 2.4 REPURCHASE UPON BREACH. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach or failure to be true of the warranties (including in the case of Sections 2.2(iii), (ix) and (xix) any breach or failure which would have occurred if such warranty had not been made to the best knowledge of the Seller) made by the Seller pursuant to Section 2.2 or Section 2.3. Unless the breach or failure shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, the Seller shall repurchase from the Trust, without recourse, representation or warranty, other than that the Trustee, on behalf of the Trust, has not imposed any liens on the Receivable to be repurchased, any Receivable, the interests of the Trust and the Certificateholders in which is materially and adversely affected by such breach or failure. Such purchase shall occur as of the last day of such Collection Period. In consideration of the repurchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable, no later than the close of business (New York time) on the applicable Deposit Date, in the manner specified in Section 4.3(b). Any breach of a representation relating to the status of a Receivable as a Simple Interest Receivable or the Contract Rate of a Receivable shall be deemed to materially and adversely affect the Certificateholders. Except as provided in Section 7.2, the sole remedy of the Trust, the Trustee, or the Certificateholders with respect to a breach or failure to be true of the warranties made by the Seller pursuant to Section 2.2 or Section 2.3 shall be to require the Seller to repurchase Receivables pursuant to this Section.

              Section 2.5 CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, on behalf of the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, as agent, and the Servicer accepts such appointment and revocably appoints First Security Service Company, to act as custodian on behalf of the Trustee of the following documents or instruments, which are hereby constructively delivered to the Trustee with respect to each Receivable (collectively, a "RECEIVABLE FILE"):

                            (i)    the original of the Receivable;

                            (ii) any documents evidencing the existence of any Insurance Policies;

                            (iii) copies of the original credit application, fully executed by the Obligor;

                            (iv) either (x) the original certificate of title, or such other documents as the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle or the efforts (including the proof of application for notice of lien or other evidence of such security interest) made by the Seller to perfect such security interest; or (y) with respect to jurisdictions in which the certificate of title or other evidence of ownership is not issued to the holder of a lien, evidence of the Seller's security interest in the Financed Vehicle (or the efforts made by the Seller to perfect such security interest (including the proof of application for notice of lien or other evidence of such security interest)), in each case issued by the appropriate governmental agency of the State in which such Financed Vehicle is registered;

                            (v) electronic entries and originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable;

                            (vi) in the case of a Dealer Loan, the Dealer Assignment; and

                            (vii) any and all other documents or electronic records that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to the Receivable, the Obligor or the Financed Vehicle.

              Section 2.6   DUTIES OF THE SERVICER AS CUSTODIAN.
(a)SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold, or cause an Affiliate to hold, the Receivable Files on behalf of the Trustee for the benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable as shall enable the Servicer and the Trustee to comply with the terms and provisions of this Agreement applicable to it. In performing its duties as custodian hereunder, the Servicer shall act with reasonable care, exercising the degree of skill and care that the Servicer exercises with respect to similar motor vehicle retail installment sale contracts owned and/or serviced by it and that is consistent with industry standards. The Servicer shall implement written policies and procedures, signed by a Servicing Officer, with respect to the handling and custody of the Receivable Files, so that the integrity and physical possession of the Receivable Files shall be maintained, and, in general, shall attend to all details in connection with maintaining custody of the Receivable Files as agent of the Trustee, for the benefit of the Trust and the Certificateholders. The Servicer shall also maintain a current inventory of the Receivables and conduct, or cause to be conducted, periodic audits (to the extent required by Section 3.11) of the Receivable Files held by it under this Agreement and the related accounts, records, and computer systems, and shall otherwise maintain the Receivable Files in such a manner as shall enable the Trustee to verify, if the Trustee so elects, the accuracy of the record keeping of the Servicer. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

              (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at the location specified in Schedule B to this Agreement, or at such other office of the Servicer or an Affiliate within the State of Utah or Idaho (or, in the case of any successor servicer, within the State in which its principal place of business is located) as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its Authorized Officers (or, when requested in writing by the Trustee, to its attorneys or auditors) and to Certificateholders (for legitimate business purposes relating to the Trust) the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during the normal business hours of the Servicer as the Trustee shall reasonably instruct.

              (c) RELEASE OF DOCUMENTS. Upon written instructions from the Trustee, the Servicer shall release any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Trustee with due care and returned to the Servicer for safekeeping as soon as the Trustee or its agent or designee, as the case may be, shall have no further need therefor.

              (d) TITLE TO RECEIVABLES. The Servicer agrees that, in respect of any Receivable held by it as custodian hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

              Section 2.7 INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Trustee. A certified copy of excerpts of bylaws or certain resolutions of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

              Section 2.8 CUSTODIAN'S INDEMNIFICATION. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents and the Certificateholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee or the Certificateholders as the result of any act or omission relating to the maintenance and custody of the Receivable Files; PROVIDED, HOWEVER, that the Servicer shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, or negligence of the Trustee. The obligations of the Servicer, in its capacity as custodian under this Section 2.8, shall survive the resignation or removal of the Servicer as custodian under Section 2.9 hereof.

              Section 2.9 EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 2.9. If the Servicer resigns as a Servicer under Section 8.5, or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.1, the appointment of the Servicer as custodian hereunder may be terminated by the Trustee or by the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, in the same manner as the Trustee or such holders may terminate the rights and obligations of the Servicer under Section 9.1. The Trustee may terminate the Servicer's appointment as a custodian hereunder at any time with cause, or with 30 days' prior notice without cause, upon written notification to the Servicer. As soon as practicable after any termination of such appointment the Servicer shall deliver, or cause to be delivered, the Receivable Files to the Trustee, the Trustee's agent or the Trustee's designee at such place or places as the Trustee may reasonably designate. Notwithstanding any termination of the Servicer as custodian hereunder (other than in connection with a termination resulting from the termination of the Servicer, as such, pursuant to Section 9.1), the Trustee agrees that, from and after the date of such termination, and for so long as the Servicer is acting as such pursuant to this Agreement, the Trustee shall provide, or cause the successor custodian to provide, access to the Receivable Files to the Servicer, at the times as the Servicer shall request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                                     ARTICLE III

                  ADMINISTRATION AND SERVICING OF THE TRUST PROPERTY

              Section 3.1 DUTIES OF THE SERVICER. (a) The Servicer, acting alone and/or through subservicers as provided in this Section 3.1, shall administer the Receivables with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Trustee with respect to distributions, monitoring the status of the Insurance Policies with respect to Financed Vehicles and providing collection and repossession services in the event of Obligor default. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. In performing its duties as Servicer hereunder, the Servicer will exercise that degree of skill and care that the Servicer exercises with respect to similar motor vehicle retail installment sale contracts or motor vehicle retail installment loans owned and/or serviced by the Servicer and that is consistent with prudent industry standards. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee, and the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the

Receivables or to the Financed Vehicles, all in accordance with this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a DE MINIMIS deficiency which the Servicer would not attempt to collect in accordance with its customary procedures. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. The Trustee shall furnish the Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

              From time to time during the term of this Agreement, the Servicer may enter into agreements with (i) one or more Affiliates for the servicing and administration of certain of the Receivables; PROVIDED, HOWEVER, that any such subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement or (ii) subcontractors who are in the business of performing specific duties delegated to it.

              (b) References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer or subcontractor on behalf of the Servicer and references herein to payments or Recoveries received by the Servicer shall include payments or Recoveries received by a subservicer or subcontractor, irrespective of whether such payments or Recoveries are actually deposited in the Certificate Account by such subservicer or subcontractor. Any subservicing agreement will contain terms and provisions substantially identical to the terms and provisions of this Agreement and such other terms and provisions as are not inconsistent with this Agreement and as the Servicer and the subservicer have agreed.

              (c) The Servicer shall be entitled to terminate any subservicing or subcontracting agreement in accordance with the terms and conditions of such subservicing or subcontracting agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that, in the event of termination of any subservicing or subcontracting agreement by the Servicer, the Servicer shall either act directly as servicer of the related Receivable or enter into a subservicing or subcontracting agreement with a successor subservicer or subcontractor which will be bound by the terms of the related subservicing or subcontracting agreement.

              (d) As a condition to the appointment of any subservicer other than an Affiliate of the Seller, the Servicer shall notify the Trustee in writing and the Rating Agencies before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were the Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Trustee and the Trust (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and that (notwithstanding any failure by the Servicer to perform its respective duties and obligations hereunder) the Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Trust and the Certificateholders, without diminution of such obligations or liabilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Trust Property being serviced by it under the subservicing agreement.

              (e) Notwithstanding any subservicing or subcontracting agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or subcontractor or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Trustee and the Certificateholders for the servicing and administering of the Receivables and the other Trust Property in accordance with the provisions of this Agreement (including for the deposit of payments and Recoveries received by a subservicer or subcontractor, irrespective of whether such payments or Recoveries are actually remitted to the Servicer or deposited in the Certificate Account by such subservicer or subcontractor; PROVIDED that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing or subcontracting agreements or arrangements or by virtue of indemnification from a subservicer or subcontractor, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer or subcontractor for indemnification of the Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

              (f) In the event the Servicer shall for any reason no longer be acting as such (including by reason of the occurrence of an Event of Servicing Termination), the successor servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor servicer. In the event that the successor servicer elects not to assume a subservicing agreement, the outgoing
Servicer, at its expense, shall cause the subservicer to deliver to the successor servicer all documents and records relating to the Receivables and the other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust
Property being serviced by such subservicer to the successor servicer. The relationship of the Servicer (and of any successor to the Servicer as servicers under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of independent contractors and not that of joint venturers, partners or agents.

              Section 3.2 COLLECTION OF RECEIVABLE PAYMENTS; CREDIT DEFERRALS; OPTIONAL PAYMENT DEFERRALS. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, in accordance with the standard of care required by
Section 3.1. Other than as explicitly permitted in Section 3.2(b) or Section 3.2(c) below, the Servicer will not increase or decrease the number or amount of any Scheduled Payment, or the Amount Financed under a Receivable or the Contract Rate of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, release collateral securing a Receivable, or otherwise modify or waive any material term of a Receivable.

              (b) Notwithstanding the foregoing, the Servicer may grant to an Obligor one or more payment deferrals (each, a "CREDIT DEFERRAL") if (i) the Servicer determines that, absent such deferral, a payment default by the Obligor is reasonably foreseeable; (ii) the Servicer would grant such Credit Deferral if the Receivable were serviced by it for its own account and in accordance with its customary standards; (iii) the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date; (iv) such extensions in the aggregate do not exceed two months for each twelve months of the original term of the Receivable; and (v) interest continues to accrue on the outstanding Principal Balance of the Receivable during the term of such Credit Deferral. The Servicer may charge a fee in connection with the grant of Credit Deferrals in accordance with its customary practices and procedures, which fee shall be added to the Principal Balance of the related Receivable. In the event that the Servicer fails to comply with the provisions of the first sentence of this Section 3.2(b), the Servicer shall be required to purchase the Receivable or Receivables affected thereby in accordance with Section 3.7 hereof.

              (c) On or after the Closing Date, the Servicer shall notify each Obligor meeting the requirements set forth below, in writing, at least three weeks prior to the first month with respect to which such Obligor would be entitled to an optional extension pursuant to this Section 3.2(c), that such qualifying Obligor, at such Obligor's option during the remaining term of the Receivable, shall be entitled to a non-credit related extension of any regularly scheduled payment due under a Receivable (each, an "OPTIONAL PAYMENT DEFERRAL") if such qualifying Obligor satisfies the following conditions:

                            (i)    at the time of such extension, such
       Receivable shall not have been the subject of two such Optional Payment Deferrals in the related fiscal year of the Trust;

                            (ii) such Receivable shall (x) not have been the subject of any Credit Deferral within 90 days of the related Optional Payment Deferral, or (y) not have been the subject of more than two Credit Deferrals since its date of origination;

                            (iii)  at the time of such Optional Payment
       Deferral, the Receivable shall not have been more than 30 days past due twice or more;

                            (iv)   at the time of such Optional Payment
       Deferral, the Receivable shall not be more than 15 days or more delinquent;

                            (v)    at the time of such Optional Payment
       Deferral, the remaining term of the Receivable at such time shall be greater than 20%, but not more than 95%, of the original specified term of such Receivable; and

                            (vi) in the reasonable judgment of the Servicer, the Receivable is not likely to become a Defaulted Receivable following such Optional Payment Deferral.

              The Servicer may charge a fee in connection with the grant of Optional Payment Deferrals in accordance with its customary practices and procedures, which fee shall be added to the Principal Balance of the related Receivable. If, as an inadvertent result of any extension granted pursuant to this Section 3.2(e), such extension breached any of the terms of the preceding criteria (i) through (vi) or caused the term of such Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 3.7.

              Section 3.3 REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Servicer shall charge off a Receivable as a Defaulted Receivable in accordance with its customary servicing procedures and shall use its best efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by Section 3.1. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle retail installment sale contracts, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements and Dealer Assignments (or rights to compel repurchase against third Persons) and selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not be obligated to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds or Recoveries of the related Receivable by an amount equal to or greater than the amount of such expenses (which, in any event, shall not be unreasonable).

              If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trustee to the Servicer of the rights of recourse under such Dealer Agreement and Dealer Assignment. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the names of the Certificateholders.

              Section 3.4 PHYSICAL DAMAGE INSURANCE. (a) The Servicer shall require that each Financed Vehicle be insured under an Insurance Policy naming the Seller as loss payee and in the event that an Insurance Policy shall lapse or shall be otherwise terminated and the Principal Balance of the Receivable related thereto is in excess of $3,500 (or such other amount as the Servicer determines, consistent with the standard of care required by Section 3.1), the Servicer, at its expense (and not at the expense of the Trust), shall procure a substitute policy of insurance, issued by an insurer having a claims-paying ability the same as, or better than, that of the insurer under the terminated Insurance Policy and naming the Servicer or the Seller as loss payee. Any substitute Insurance Policy procured hereunder shall provide coverage against similar risks, shall be subject to the same, or a lower, deductible and shall contain loss payable clauses and other provisions no less favorable to the named insured than those contained in the terminated Insurance Policy. The cost of such Insurance Policy may, to the extent consistent with applicable law and the terms of the applicable Receivable, be added to the amount owing by an Obligor, but shall be treated as a separate receivable not owned by the Trust for all purposes hereunder and, in furtherance of the foregoing, shall not be included in the definition of Principal Balance or Pool Balance and collections with respect thereto shall not be part of Available Interest or Available Principal. In the event that any payment by an Obligor is insufficient to pay the payment currently due on the Receivable and the amount due on the receivable arising from the cost of such Insurance Policy, the payment shall be divided PRO RATA based on the amount currently due on each.

              (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the names of the Certificateholders.

              Section 3.5 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer, in accordance with the standard of care required under
Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of the Trust. The Trustee, on behalf of the Trust, hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event the Servicer receives notice of the relocation of a Financed Vehicle. If there has been an Event of Servicing Termination (or the occurrence of an event specified in clause (iii) or (iv) of Section 9.1(a) with respect to the Seller), upon the request of the Trustee, the Servicer, at its expense, shall promptly and duly execute and deliver such documents and instruments, and take such other actions as may be necessary, as evidenced by an Opinion of Counsel delivered to the Trustee, to perfect the Trust's interest in the Trust Property against all other Persons, including the delivery of the Receivables and the Receivable Files to the Trustee, its agent, or its designee, the endorsement and delivery of the Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments, and the endorsement to the Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or departments of motor vehicles (or other appropriate governmental agency).

              Section 3.6 COVENANTS OF THE SERVICER. The Servicer makes the following covenants upon which the Trustee relies in accepting the Trust Property in trust and in executing (on behalf of the Trust) and authenticating the Certificates:

                     (i) SECURITY INTEREST TO REMAIN IN FORCE. The Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated herein.

                     (ii) NO IMPAIRMENT. The Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Certificateholders in the Receivables, the Dealer Agreements, the Dealer Assignments or the Insurance Policies or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust and the Certificateholders hereunder would be materially adversely affected.

                     (iii) AMENDMENTS. The Servicer will not increase or decrease the number or amount of Scheduled Payments or the Amount Financed or the Contract Rate under a Receivable, or extend, rewrite or otherwise waive, amend, or modify any material term of a Receivable, except in accordance with Section 3.2.

              Section 3.7 PURCHASES BY THE SERVICER. The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery (which, in the case of the Trustee, shall occur only upon the actual knowledge of an Authorized Officer of the Trustee) of any breach by the Servicer of its covenants under Section 3.6. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer shall purchase the Receivable or Receivables from the Trust, without recourse, representation or warranty, other than that the Trustee, on behalf of the Trust, has not imposed any liens on the Receivable or Receivables to be repurchased materially and adversely affected thereby on the last day of such Collection Period;
PROVIDED, HOWEVER, that in the case of a breach of the covenant contained in
Section 3.6(iii), the Servicer shall be obligated to purchase the affected Receivable or Receivables on the last day of the Collection Period during which the Servicer becomes aware of, or receives written notice of, such breach (which in all cases shall be deemed to have a material adverse effect on the Certificateholders). If the Servicer grants an Optional Payment
Deferral pursuant to Section 3.2(c) and such deferral causes the term of the applicable Receivable to extend beyond the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date, the Servicer shall be obligated to purchase the applicable Receivable on the last day of the Collection Period during which the Servicer grants such Optional Payment Deferral. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.3 on the related Deposit Date. Except as provided in
Section 8.2, the sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to
Section 3.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 3.7.

              Section 3.8 SERVICING COMPENSATION. On each Distribution Date, the Servicer shall be paid the Basic Servicing Fee for such Distribution Date and any unpaid Basic Servicing Fees from prior Distribution Dates to the extent of funds available therefor in accordance with the provisions of Section 4.5, but solely from Interest Collections. If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Basic Servicing Fee in respect of a Collection Period (together with any portion of a Basic Servicing Fee that remains unpaid from prior Distribution Dates) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables serviced by the Servicer for such Collection Period. In addition, the Servicer shall retain any late fees, prepayment charges or other fees and charges (other than Deferral Fees) collected during the Collection Period and the Servicer shall be paid any interest earned during the Collection Period on deposits in the Accounts (collectively, the "SUPPLEMENTAL SERVICING FEE"). The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Trustee (and any custodian appointed by the Trustee) and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer, and expenses incurred in connection with distributions and reports to Certificateholders) except expenses incurred in connection with realizing upon Receivables under
Section 3.3. No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Basic Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to one or more successor servicers in connection with the assumption by any such successor servicer of the duties hereunder pursuant to Section 9.2 and all (and not a portion) of the Basic Servicing Fee is transferred to any such successor servicer.

              Section 3.9 SERVICER'S CERTIFICATE. On or before the Determination Date immediately preceding each Distribution Date, the Servicer shall deliver to the Trustee and Collateral Agent a report of a Servicing Officer substantially in the form of EXHIBIT C hereto, as certified by such officer (each, a "SERVICER'S CERTIFICATE") containing all information necessary to make the distributions pursuant to Section 4.5, and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 4.7. The Servicer also shall separately identify (by account number of the Receivable as it appears in the related Schedule of Receivables) in a written notice to the Trustee the Receivables to be repurchased by the Seller or to be purchased by the Servicer, as the case may be, on the related Deposit Date, and each Receivable which became a Defaulted Receivable during the related Collection Period.

              Section 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Servicer shall deliver to the Trustee, on or before March 15 of each year, commencing ______________, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period, in the case of the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or shorter period, in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

              (b) The Servicer shall deliver to the Trustee, promptly upon having knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time, or both, would become, an Event of Servicing Termination under Section 9.1.

              Section 3.11 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORTS. The Servicer shall cause a firm of independent certified public accountants (who may also render audit and other services to the Servicer and the Seller) to deliver to the Trustee on or before March 15 of each year, commencing ______________, a report of examination addressed to the Board of Directors of the Servicer and to the Trustee to the effect that such firm has examined the automobile and light-duty truck receivable servicing functions of the Servicer over the previous calendar year (or shorter period, in the case of the first such report) and that such examination (i) included tests relating to automobile and light-duty truck loans serviced for others and such other auditing procedures as such firm considered necessary under the circumstances and (ii) except as described in such report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that in such firm's opinion, requires such firm to report. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the written direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

              Section 3.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide the Trustee and the Certificateholders with access to the Receivable Files (in the case of the Certificateholders, where the Certificateholder shall be required by applicable statutes or regulations to have access to such documentation). Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the office of the Servicer. Nothing in this Section
3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its acceptance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential, except as may be required by applicable law.

              Section 3.13 REPORTS TO THE COMMISSION. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

              Section 3.14 REPORTS TO THE RATING AGENCIES. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and, if any subservicer is not an Affiliate of the Seller, any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.


                                      ARTICLE IV

                           DISTRIBUTIONS; RESERVE ACCOUNT;
                           STATEMENTS TO CERTIFICATEHOLDERS

              Section 4.1 ESTABLISHMENT OF ACCOUNTS. (a) (i) The Trustee, on behalf of the Trust and for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee one or more Eligible Deposit Accounts (the "CERTIFICATE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee, on behalf of the Trust and for the benefit of the Class A Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "CLASS A DISTRIBUTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders. The Trustee, on behalf of the Trust and for the benefit of the Class B Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "CLASS B DISTRIBUTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Certificateholders.

                     (ii) Funds on deposit in the Accounts shall be invested by the Trustee in Eligible Investments selected by the Servicer (as provided in a writing signed by it); PROVIDED, HOWEVER, it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments or incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. In no event shall the Trustee be liable for the selection of Eligible Investments. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction. All such Eligible Investments shall be held by the Trustee for the benefit of the beneficiaries of the applicable

       Account; PROVIDED that, on each Distribution Date, all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Accounts at the direction of the Servicer and shall be paid to the Seller. Funds on deposit in the Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business (New York time) on the Deposit Date preceding the following Distribution Date. Funds deposited in an Account on a Deposit Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight.

                     (iii) The Accounts shall initially be established at Bankers Trust Company. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (other than income thereon which shall be paid to the Seller) and all such funds, investments and proceeds shall be part of the Trust Property. The Accounts shall be under the sole dominion and control of the Trustee. If, at any time, any of the Accounts ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency shall consent) establish a new Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Account.

                     (iv) With respect to the Account Property in respect of any Account:

                            (A) any Account Property that is held in deposit accounts shall be held solely in an Eligible Deposit Account; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                            (B) the Trustee shall maintain Control over each Account in which any Account Property that constitutes a Security Entitlement, an Uncertificated Security or a Federal Book-Entry Security is held; and

                            (C) any Account Property that constitutes either a Security Certificate or any other Account Property that constitutes Physical Property and that is not a Security Entitlement shall be transferred to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank.

                     (v) The Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to make withdrawals and payments from the Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Trustee to carry out its duties.

              (b)    (i)    The Servicer, for the benefit of the
       Certificateholders, shall establish and maintain in the name of Bankers Trust Company, as Collateral Agent, an Eligible Deposit Account (the "RESERVE ACCOUNT"), which account shall bear a designation clearly indicating that such account has been pledged to the Collateral Agent for the benefit of the Certificateholders. The Reserve Account and any amounts therein shall not be property of the Trust, but will be pledged to and held by the Collateral Agent, as secured party for the benefit of the Certificateholders.

                     (ii) Funds on deposit in the Reserve Account shall be invested by the Collateral Agent in Eligible Investments selected by the Servicer (as provided in writing signed by it); PROVIDED, HOWEVER, it is understood and agreed that the Collateral Agent shall not be liable for any loss arising from such investment in Eligible Investments or incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely, written investment direction. In no event shall the Collateral Agent be liable for the selection of Eligible Investments. The Collateral Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction. All such Eligible Investments shall be held by the Collateral Agent for the benefit of the Certificateholders; PROVIDED that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Reserve Account at the direction of the Servicer and shall be paid to the Seller. Funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available at the opening of business on the next following Deposit Date; PROVIDED, HOWEVER, that to the extent permitted by the Rating Agencies, funds on deposit in the Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date.

                     (iii) The Reserve Account shall be under the sole dominion and control of the Collateral Agent. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Reserve Account.

                     (iv) With respect to the Account Property in respect of the Reserve Account:

                            (A) any Account Property that is held in deposit accounts shall be held solely in an Eligible Deposit Account; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Collateral Agent and the Collateral Agent shall have sole signature authority with respect thereto;

                            (B) the Collateral Agent shall maintain Control over each Account in which any Account Property that constitutes a Security Entitlement, an Uncertificated Security or a Federal Book-Entry Security is held; and

                            (C) any Account Property that constitutes either a Security Certificate or any other Account Property that constitutes Physical Property and that is not a Security Entitlement shall be transferred to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or endorsed in blank.

                     (v) The Servicer shall have the power, revocable by the Collateral Agent, to instruct the Collateral Agent to make withdrawals and payments from the Reserve Account for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Collateral Agent to carry out its duties.

                     (vi) The Seller (and any successor to the Seller in accordance with Section 7.3) and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section 4.1 and otherwise fully to effectuate the purposes, terms and conditions of this Section 4.1(b). The Seller (and any successor to the Seller in accordance with Section 7.3) and the Servicer shall:

                            (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Collateral Agent's security interest; and

                            (B) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in their respective names or any trade names; (2) any change in the location of their respective chief executive offices or principal places of business and (3) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Collateral Agent of any such filings.

              Section 4.2 COLLECTIONS. (a) Subject to the provisions of subsections (b) and (c) below, the Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receivables, including all Liquidation Proceeds and Recoveries received by the Servicer during any Collection Period, as soon as practicable, but in no event after the close of business (New York time) on the second Business Day after receipt thereof. Subject to the provisions of subsection (c) hereof, on the Closing Date, the Servicer shall deposit in the Certificate Account all payments by or on behalf of the Obligors received by the Servicer representing monies due or received under the Receivables after the close of business of the Servicer on the Cutoff Date and on or prior to the second Business Day immediately preceding the Closing Date.

              (b) Notwithstanding the provisions of Section 4.2(a), if (i) the Servicer shall have the Required Rating or (ii) (a) the Servicer shall have obtained a letter of credit or surety bond (or similar form of performance guaranty) in favor of the Trustee, on behalf of the Trust for the benefit of the Certificateholders, providing that the Trustee may demand payment (up to the amount then available thereunder) in the event that the Servicer fails to make any payment or deposit required hereunder (other than with respect to Advances) and (b) the Trustee shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Class A Certificates and the Class B Certificates would not be lowered or withdrawn as a result, the Servicer may deposit the amounts referred to in subsection (a) above for any Collection Period into the Certificate Account not later than the close of business on the related Deposit Date, for so long as the Servicer shall have the Required Rating or such letter of credit, surety bond or similar form of performance guaranty is in full force and effect, as the case may be; PROVIDED, HOWEVER, that (i) if an Event of Servicing Termination has occurred and is continuing, (ii) the Servicer has been terminated as such pursuant to Section 9.1 or (iii) the Servicer ceases to have the Required Rating (and the Servicer has not obtained a letter of credit (or similar form of performance guaranty) satisfying the conditions specified above), the Servicer shall deposit such amounts (including any amounts then being held by the Servicer) into the Certificate Account as provided in
Section 4.2(a). Notwithstanding the foregoing, the provisions of the proviso to the preceding sentence shall not be applicable to a successor servicer solely by reason of the occurrence of an event specified in clauses (i), (ii) and (iii) of such proviso with respect to the outgoing Servicer. Following the occurrence of an event specified in clauses (i), (ii) or (iii) in the preceding proviso, on a monthly basis, all Collections shall be segregated by book-entry or similar form of identification on the Servicer's books and records and identified as the property of the Trust. The Servicer shall promptly notify the Trustee in writing if it shall obtain or lose the Required Rating or the benefit of such letter of credit, surety bond, or similar form of performance guaranty.

              (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Certificate Account with respect to a Collection Period and the Receivables originated by it any amounts previously deposited in the Certificate Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds, in each case, with respect to which the Servicer has not been previously reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in Collections with respect to the related Distribution Date.

              (d) In those cases where a subservicer is servicing a Receivable, the Servicer shall cause the subservicer to remit to the Certificate Account as soon as practicable, but in no event later than the close of business (New York time) on the second Business Day after receipt thereof by the subservicer (but subject to the provisions of Section 4.2 (b) and the limitations contained in Section 4.2(c) of this Agreement) the amounts referred to in Section 4.2(a) in respect of a Receivable being serviced by the subservicer.

              Section 4.3 ADVANCES. (a) On each Deposit Date, the Servicer may make a payment with respect to each Receivable serviced by it (other than a Defaulted Receivable) equal to the excess, if any, of (i) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one twelfth of its Contract Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months) over (ii) Interest Collections actually received by the Servicer as of the last day of such Collection Period with respect to such Receivable (each such payment, an "ADVANCE"). With respect to each Receivable, the Advance shall increase Outstanding Advances. If such calculation results in a negative number, (i) Outstanding Advances shall be reduced by such amount or (ii) if Outstanding Advances is equal to zero, such amount shall be paid to the Servicer. The Servicer may elect not to make any Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. The Servicer shall not make any advance with respect to principal of Receivables.

              (b) The Servicer shall deposit in the Certificate Account the aggregate Advances on Receivables serviced by the Servicer pursuant to Section 4.3(a). To the extent that the Servicer does not make an Advance pursuant to
Section 4.3(a) on the date required, the Servicer shall so notify the Collateral Agent, and the Collateral Agent shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Certificate Account. The Servicer and the Seller shall deposit or cause to be deposited in the Certificate Account the aggregate Purchase Amount with respect to Purchased Receivables. All such deposits shall be made in immediately available funds on the Deposit Date. The Trustee shall deposit in the Certificate Account the aggregate of any amounts received pursuant to the Yield Supplement Agreement on the date of receipt thereof.

              (c) On each Distribution Date, prior to making any of the distributions set forth in Section 4.5, the Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the Reserve Account. If it is acceptable to each Rating Agency without reduction in the rating of the Certificates, the Outstanding Advances at the option of the Servicer may be paid at or as soon as possible after the beginning of the related Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

              Section 4.4 ADDITIONAL DEPOSITS; NET DEPOSITS. The Servicer may make the remittances to be made by it pursuant to Section 4.2 net of amounts to be distributed to it pursuant to Section 4.5 (but subject to the priorities set forth therein), for so long as (i) no Event of Servicing Termination has occurred and is continuing and (ii) the Servicer has not been terminated as such pursuant to Section 9.1 hereof; PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and PROVIDED FURTHER that, if an error is made by the Servicer in calculating the amount to be deposited or retained by it and a shortfall in the amount deposited into the Certificate Account results, the Servicer shall make a payment of the deficiency to the Certificate Account, immediately upon becoming aware, or receiving notice from the Trustee, of such shortfall.

              Section 4.5 DISTRIBUTIONS. (a) On or before each Determination Date, the Servicer shall calculate all amounts to be deposited in the Class A Distribution Account and the Class B Distribution Account, which calculations shall be set forth in the Servicer's Certificate delivered to the Trustee on or before such Determination Date.

              (b) On each Distribution Date, after making the reimbursements to the Servicer of Outstanding Advances to the extent provided in Section 4.3(c), the Trustee will make the following deposits and distributions from the Certificate Account to the extent of the sum of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority, all in accordance with the direction contained in the Servicer's Certificate:

                     (i) to the Servicer, any unpaid Basic Servicing Fee owing to the Servicer for the related Collection Period and all unpaid Basic Servicing Fees from prior Collection Periods, but only from Interest Collections;

                     (ii) to the Class A Distribution Account, the Class A Interest Distribution for such Distribution Date; and

                     (iii) to the Class B Distribution Account, the Class B Interest Distribution for such Distribution Date.

On each Distribution Date, the Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount remaining after the application of clauses
(i), (ii) and (iii) above, in the following priority:

                     (iv) to the Class A Distribution Account, the Class A Principal Distribution for such Distribution Date;

                     (v) to the Class B Distribution Account, the Class B Principal Distribution for such Distribution Date;

                     (vi) to the Collateral Agent for deposit in the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

                     (vii) to the Collateral Agent for distribution to the Seller, any amounts remaining.

              (c) On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders by the Trustee, all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders by the Trustee and all amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be distributed to the Seller by the Collateral Agent; provided however that upon distribution with respect to the Class A Certificates of an amount, together with all prior distributions with respect to the Class A Certificates, equal to the Original Class A Certificate Balance plus interest thereon, the Class A Certificateholders shall have no right to any additional distribution and the Trustee shall make no distributions with respect to the Class A Certificates, and upon distribution with respect to the Class B Certificates of an amount, together with all prior distributions with respect to the Class B Certificates, equal to the Original Class B Certificate
Balance plus interest thereon, the Class B Certificateholders shall have no right to any additional distributions and the Trustee shall make no distributions with respect to the Class B Certificates. Except as provided in Section 11.1, payments under this subsection (c) shall be made to the Certificateholders by check mailed by the Trustee to each Certificateholder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency or its nominee, by wire transfer of immediately available funds). To the extent that the Trustee is required to wire funds to the Certificateholders from the Class A Distribution Account or the Class
B Distribution Account, as applicable, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to make a wire transfer of the amount to be distributed and the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, shall promptly deliver to the Trustee a confirmation of such wire transfer. To the extent that the Trustee is required to make payments to Certificateholders by check hereunder, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to provide it with a supply of checks to make such payments. The bank shall, if a request is made by the Trustee for a wire transfer by 9:00 a.m. (New York time) on any Distribution Date, wire such funds to the Trustee in accordance with such instructions by 10:00 a.m. (New York time) on such Distribution Date, and it will otherwise act in compliance with the provisions of this Section and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable. The Servicer shall take all necessary action (including requiring an agreement to such effect) to ensure that any bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, agrees to comply, and complies, with the provisions of this Section and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable.

              Section 4.6 RESERVE ACCOUNT. On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Seller hereby grants to the Collateral Agent for the benefit of the Certificateholders a security interest in and to the Reserve Account and any and all property credited thereto from time to time, including, but not limited to, Eligible Investments, to secure payment of the Certificates according to their terms. Amounts held from time to time in the Reserve Account will continue to be held by the Collateral Agent for the benefit of Class A Certificateholders and the Class B Certificateholders, but the Reserve Account shall not be an asset of the Trust and upon any distribution to the Seller of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts. By acceptance of their Certificates, Certificateholders shall be deemed to have appointed Bankers Trust Company as Collateral Agent. Bankers Trust Company hereby accepts such appointment as Collateral Agent.

              Section 4.7 STATEMENTS TO CERTIFICATEHOLDERS. (a) On each Distribution Date, the Servicer shall provide to the Trustee (with a copy to the Rating Agencies) for the Trustee to forward on such date to each Certificateholder of record a statement substantially in the form of EXHIBIT C setting forth at least the following information as to the Certificates for the related Collection Period, to the extent applicable:

                     (i) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

                     (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

                     (iii)  the Yield Supplement Amount;

                     (iv) the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Collection Period;

                     (v) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported pursuant to clause (i) above;

                     (vi) the Pool Balance as of the close of business of the Servicer on the last day of the related Collection Period;

                     (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

                     (viii) the amount of the aggregate Defaulted Receivables, if any, for such Collection Period;

                     (ix) the amount otherwise distributable to the Class B Certificateholders that is distributed to the Class A Certificateholders for the related Collection Period;

                     (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer during the related Collection Period;

                     (xi) the amount of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;

                     (xii) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

                     (xiii) (x) the excess, if any, of the Class A Certificate Balance over the Pool Balance and (y) the excess, if any, of the Class B Certificate Balance over the amount by which the Pool Balance exceeds the Class A Certificate Balance; and

                     (xiv) the aggregate outstanding balances of the Receivables which were delinquent 30-59 days, 60-89 days, 90 or more days, respectively, as of the close of business on the last day of the related Collection Period.

Each amount set forth pursuant to clauses (i) through (iv) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Certificates.

              (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall furnish a report to the Trust and the Trustee shall furnish, or cause to be furnished, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement based upon such report as to the sum of the amounts determined in clauses (i) through (iv) above for such calendar year, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their federal income tax returns.


                                      ARTICLE V

                               YIELD SUPPLEMENT ACCOUNT

              Section 5.1 YIELD SUPPLEMENT AGREEMENT. Simultaneously with the execution of this Agreement, the Seller conveyed the Yield Supplement Agreement to the Trust as part of the Trust Property and has deposited the Yield Supplement Initial Deposit into the Yield Supplement Account. The Yield Supplement Agreement, with respect to each Receivable (other than Purchased Receivables and Defaulted Receivables), provides for the payment by the Seller on or prior to each Deposit Date of an amount (if positive) calculated by the Servicer equal to one-twelfth of the difference between (i) the sum of interest on the Class A Percentage of such Receivable's Principal Balance as of the first day of the related Collection Period at a rate equal to the sum of the Class A Pass-Through Rate and the Basic Servicing Fee Rate and interest on the Class B Percentage of such Receivable's Principal Balance as of the first day of the related Collection Period at a rate equal to the sum of the Class B Pass-Through Rate and the Basic Servicing Fee Rate and
(ii) interest on such Receivable's Principal Balance as of the first day of the related Collection Period at a rate equal to the Contract Rate (in the aggregate for all Receivables with respect to any Distribution Date, the "YIELD SUPPLEMENT AMOUNT").

              Section 5.2 YIELD SUPPLEMENT ACCOUNT. (a) The Seller shall establish and maintain in the name of the Collateral Agent an Eligible Deposit Account to secure the Seller's obligations under the Yield Supplement Agreement (the "YIELD SUPPLEMENT ACCOUNT"). The Yield Supplement Account and any amounts therein shall not be property of the Trust, but shall be pledged to the Collateral Agent for the benefit of Certificateholders. The Yield Supplement Account shall initially be maintained at Bankers Trust Company.

              (b) In order to provide for the prompt payment by the Seller of the Yield Supplement Amount, to assure availability of the amounts maintained in the Yield Supplement

Account and as security for the performance by the Seller of its obligations under the Yield Supplement Agreement the Seller, on behalf of itself and its successors and assigns, hereby pledges to the Collateral Agent and its successors and assigns for the benefit of the Certificateholders, all of its right, title and interest in and to the Yield Supplement Account, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Yield Supplement Account (whether in the form of deposit accounts, Physical Property, Book-Entry Securities, Uncertificated Securities or otherwise) including, without limitation, the Yield Supplement Initial Deposit, subject, however, to the limitations set forth below, and solely for the purpose of securing payment of the Yield Supplement Amount (all of the foregoing, subject to the limitations set forth in this Section, the "YIELD SUPPLEMENT ACCOUNT PROPERTY"), to have and to hold all the aforesaid property, rights and privileges unto the Collateral Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Collateral Agent hereby acknowledges such transfer and accepts in trust hereunder and shall hold and distribute the Yield Supplement Account Property in accordance with the terms and provisions of this Section.

              (c) Funds on deposit in the Yield Supplement Account shall be invested by the Collateral Agent in Eligible Investments selected by the Seller and designated in writing by the Seller to the Collateral Agent; PROVIDED, HOWEVER, it is understood and agreed that the Collateral Agent shall not be liable for any loss arising from such investment in Eligible Investments or incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely, written direction. In no event shall the Collateral Agent be liable for the selection of Eligible Investments. The Collateral Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction. Funds on deposit in the Yield Supplement Account shall be invested in Eligible Investments that will mature so that all such funds will be available at the opening of business on each Deposit Date; PROVIDED, HOWEVER, that to the extent permitted by the Rating Agencies, funds on deposit in the Yield Supplement Account may be invested in Eligible Investments that mature later than the next Deposit Date. Funds deposited in the Yield Supplement Account on a Deposit Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight. The Seller will treat the funds, Eligible Investments and other assets in the Yield Supplement Account as its own for Federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Yield Supplement Account.

              (d) No later than 11:00 a.m. (New York time) on each Deposit Date, the Seller shall deposit to the Certificate Account an amount equal to the Yield Supplement Amount for the related Collection Period; PROVIDED that if, on any Distribution Date, the Seller fails to pay the Yield Supplement Amount, then, in such event, the Trustee shall direct the Collateral Agent to withdraw from the Yield Supplement Account an amount equal to such deficiency and deposit such amount into the Certificate Account.

              (e) The Yield Supplement Account shall be under the sole custody and control of the Collateral Agent. If, at any time, the Yield Supplement Account ceases to be an Eligible Deposit Account, the Collateral Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Yield

Supplement Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Yield Supplement Account which is no longer an Eligible Deposit Account to such new Yield Supplement Account.

              (f) Amounts on deposit in the Yield Supplement Account will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Yield Supplement Account would exceed the Specified Yield Supplement Balance. Upon a distribution to the Seller of amounts from the Yield Supplement Account, the Certificateholders will not have any rights in, or claims to, such amounts. Amounts properly distributed to the Seller from the Yield Supplement Account or otherwise shall not be available under any circumstances to the Trust, the Trustee, the Collateral Agent or the Certificateholders and the Seller shall in no event thereafter be required to refund any such distributed amounts.

              (g)    With respect to the Yield Supplement Account Property:

                     (i) any Yield Supplement Account Property that is held in deposit accounts shall be held solely in the name of the Collateral Agent at one or more depository institutions having the Required Rating; each such deposit account shall be subject to the exclusive custody and control of the Collateral Agent, and the Collateral Agent shall have sole signature authority with respect thereto;

                     (ii) the Collateral Agent shall maintain Control over each deposit account in which any Account Property that constitutes a Security Entitlement, an Uncertificated Security or a Federal Book-Entry Security is held; and

                     (iii) any Yield Supplement Account Property that constitutes either a Security Certificate or any other Yield Supplement Account Property that constitutes Physical Property and that is not a Security Entitlement shall be transferred to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian endorsed in blank.

Effective upon delivery of any Yield Supplement Account Property in the form of Physical Property, Book-Entry Securities or Uncertificated Securities, the Collateral Agent shall be deemed to have represented that it has purchased such Yield Supplement Account Property for value, in good faith and without notice of any adverse claim thereto.

              (h) The Seller (and any successor to the Seller in accordance with Section 7.3) and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this
Section 5.2 and otherwise fully to effectuate the purposes, terms and conditions of this Section 5.2. The Seller (and any successor to the Seller in accordance with Section 7.3) and the Servicer shall:

                     (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Collateral Agent's security interest; and

                     (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (A) any change in their respective names or any trade names,
       (B) any change in the location of their respective chief executive offices or principal places of business and (C) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Collateral Agent of any such filings.

              (i) Investment earnings attributable to the Yield Supplement Account Property and proceeds therefrom shall be held by the Collateral Agent for the benefit of the Seller. Investment earnings attributable to the Yield Supplement Account Property shall not be available to pay the Yield Supplement Amount and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. The Collateral Agent shall cause all investment earnings attributable to the Yield Supplement Account to be distributed on each Distribution Date to the Seller.


                                      ARTICLE VI

                                   THE CERTIFICATES

              Section 6.1 THE CERTIFICATES. The Trustee shall, upon written order or request signed in the name of the Seller by one of its officers authorized to do so and delivered to an Authorized Officer of the Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of the Seller in the aggregate principal amount and denominations as set forth in such written order or request. The Certificates shall be issuable in denominations of $1,000 and integral multiples thereof; PROVIDED, HOWEVER, that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents the residual amount of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. Upon initial issuance, the Class A Certificates and the Class B Certificates shall be in the form of EXHIBIT A and EXHIBIT B, respectively, which are incorporated by reference herein, and shall be issued as provided in Section 6.8, in an aggregate amount equal to the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. The Certificates shall be executed by the Trustee on behalf of the Trust by manual signature of an Authorized Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

              Section 6.2 AUTHENTICATION OF CERTIFICATES. No Certificate shall entitle the Certificateholders thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificates attached hereto as EXHIBIT A and EXHIBIT B, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

              Section 6.3 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Trustee shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 6.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at such office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, of authorized denominations of a like aggregate amount at the office or agency maintained by the Trustee in accordance with Section 6.7. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Certificateholder and in a form satisfactory to the Trustee. No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in a commercially reasonable manner approved by the Trustee.

              The Class B Certificates and any beneficial interest in such Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA,
(b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "BENEFIT PLAN"). By accepting and holding a Class B Certificate or an interest therein, the Certificateholder thereof or Class B Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

              Section 6.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss, or theft of any Class A Certificate or Class B Certificate and (b) there shall be delivered to the Trustee such security or indemnity as it may require to save it harmless, then in the absence of notice that such Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this

Section 6.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 6.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

              Section 6.5 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.5 and for all other purposes, and the Trustee shall not be bound by any notice to the contrary.

              Section 6.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If Definitive Certificates have been issued, the Trustee, upon written request of the holders of Class A Certificates or Class B Certificates evidencing not less than 25% of the aggregate outstanding principal balance of either the Class A Certificates or the Class B Certificates, as the case may be, will, within five Business Days after the receipt of such request, afford such Class A Certificateholders or Class B Certificateholders access during normal business hours to the most current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Seller, the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

              Section 6.7 MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain, or cause to be maintained, at its expense, in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of any such office or agency.

              Section 6.8 BOOK-ENTRY CERTIFICATES. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate and the Class B Certificate representing the residual amount of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively, which shall be issued upon the written order of the Seller, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (collectively, "DEFINITIVE CERTIFICATES") have been issued to Class A Certificate Owners or Class B Certificate Owners, as the case may be, pursuant to Section 6.10:

                     (i) the provisions of this Section 6.8 shall be in full force and effect;

                     (ii) the Seller, the Servicer, the Trustee and their officers, directors, employees and agents may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Certificateholders) as the authorized representative of the Certificate Owners;

                     (iii)  to the extent that the provisions of this Section
       6.8 conflict with any other provisions of this Agreement, the provisions of this Section 6.8 shall control;

                     (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency; and

                     (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

              For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, holders of Certificates evidencing specified percentages of the aggregate outstanding principal balance of such Certificates, such direction or consent may be given by Certificate Owners having interests in the requisite percentage, acting through the Clearing Agency.

              Section 6.9 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

              Section 6.10 DEFINITIVE CERTIFICATES. If (i) (A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement and (B) the Trustee or the Seller is unable to locate a qualified successor,
(ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, with respect to the Class A Certificates, Class A Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, Class B Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency is no longer in the Class A Certificate Owners' or the Class B Certificate
Owners', as the case may be, best interests, the Trustee shall notify the Clearing Agency, which shall be responsible to notify the Class A Certificate Owners or the Class B Certificate Owners or both, as the case may be, of the occurrence of any such event and of the availability of Definitive
Certificates to Class A Certificate Owners or Class B Certificate Owners or both, as the case may be, requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Class A Certificates or the Class B
Certificates or both, as the case may be, registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Seller shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates.
 Neither the Seller, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                     ARTICLE VII

                                      THE SELLER

              Section 7.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller makes the following representations and warranties, on which the Trustee relies in accepting the Receivables and the other Trust Property in trust and executing and authenticating the Certificates. These representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                     (i) ORGANIZATION AND GOOD STANDING. The Seller has been duly incorporated and is validly existing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell its Receivables.

                     (ii) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ownership or servicing of the Receivables or render any of the Receivables unenforceable.

                     (iii) POWER AND AUTHORITY. The Seller has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the property to be sold and assigned to and deposited with the Trustee as Trust Property; and the execution, delivery, and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Seller by all necessary action.

                     (iv) NO CONSENT REQUIRED. The Seller is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, other than as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, as amended, under state laws governing the perfection of the interests created under this Agreement and under ERISA.

                     (v) VALID SALE; BINDING OBLIGATION. This Agreement effects a valid sale, transfer and assignment of the Receivables and the other Trust Property conveyed by the Seller to the Trust hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement constitutes a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                     (vi) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                     (vii) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

              Section 7.2 LIABILITY OF THE SELLER; INDEMNITIES. (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement and shall have no other obligations or liabilities hereunder.

              (b) The Seller shall indemnify, defend and hold harmless the Trustee, its directors, officers, employees and agents, the Trust and the Certificateholders from and against any taxes that may at any time be asserted against the Trustee, its directors, officers, employees and agents, the Trust or a Certificateholder with respect to, and as of the date of, the sale, transfer and assignment of the Trust Property to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not, except as provided below, including any taxes asserted with respect to ownership of the Trust Property or federal or other income taxes, including franchise taxes measured by net income, arising out of the transactions contemplated by this Agreement or transfer taxes arising in connection with the transfer of the Certificates), and reasonable costs and expenses in defending against the same.

              (c) The Seller shall indemnify, defend and hold harmless the Trustee, its directors, officers, employees and agents, the Trust and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder; or (ii) any action taken, or failed to be taken, by the Seller in respect of any portion of the Trust Property.

              (d) The Seller shall indemnify, defend and hold harmless the Trustee, its directors, officers, employees and agents, the Trust and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by the Seller of federal or state securities laws in connection with the registration or the sale of the Certificates.

              (e) The Seller shall indemnify, defend and hold harmless the Trustee, its directors, officers, employees and agents, the Trust and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, the Trustee, the Trust or the Certificateholders as the result of the failure of any Receivable conveyed by it to the Trust hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

              (f) Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust or the earlier resignation or removal of the Trustee. If the Seller shall have made any indemnity payments to the Trustee pursuant to this Section 7.2 and the Trustee thereafter shall collect any of such amounts from Persons other than the Seller, the Trustee shall immediately upon receipt thereof repay such amounts to the Seller, without interest.

              Section 7.3 MERGER OR CONSOLIDATION OF THE SELLER. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Seller is a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Seller, where the Seller is not the surviving entity, which corporation or other entity shall execute an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall promptly inform the Trustee and the Rating Agency of any such merger, conversion, consolidation or purchase and assumption, where the Seller is not the surviving entity.

              Section 7.4 LIMITATION ON LIABILITY OF THE SELLER AND OTHERS. The Seller, and any of its directors, officers, employees or agents may rely in good faith on any document of any kind, believed by it to be genuine and properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall be under no obligation under this Agreement to appear in, prosecute or defend any legal action that shall be unrelated to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

              Section 7.5 SELLER MAY OWN CERTIFICATES. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder," "Class A Certificateholder" and "Class B Certificateholder" in Section 1.1. Certificates so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.


                                     ARTICLE VIII

                                     THE SERVICER

              Section 8.1 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer makes the following representations and warranties on which the Trustee relies in accepting the Receivables and the other Trust Property in trust and in authenticating the Certificates. These representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                     (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly incorporated and is validly existing as a national banking association, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to service the Receivables.

                     (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the ability of the Servicer to service, or the enforceability of, the Receivables.

                     (iii) POWER AND AUTHORITY. The Servicer has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                     (iv) NO CONSENT REQUIRED. The Servicer is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement other than as may be required under ERISA.

                     (v) BINDING OBLIGATION. This Agreement constitutes a legal, valid, and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                     (vi) NO VIOLATION. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation applicable to the Servicer or its properties of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                     (vii) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

              Section 8.2 LIABILITY OF THE SERVICER; INDEMNITIES. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

              (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Collateral Agent, their directors, officers, employees and agents, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of any Financed Vehicle or in respect of any action taken, or failed to be taken, by the Servicer with respect to any Receivable or other portion of the Trust Property.

              (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Collateral Agent, their directors, officers, employees and agents, the Trust and the Certificateholders from and against any taxes that may at any time be asserted against the Trustee, the Trust or the Certificateholders with respect to the transactions contemplated hereby, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Trust Property to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables or other Trust Property, federal or other income taxes, including franchise taxes measured by net income, arising out of distributions on the Certificates or any other transactions contemplated by this Agreement or transfer taxes arising in connection with transfers of the Certificates) and reasonable costs and expenses in defending against the same.

              (d) The Servicer shall indemnify, defend and hold harmless the Trustee, the Collateral Agent, their directors, officers, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon, or incurred by, the Trust, the Trustee or the Certificateholders as a result of the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement.

              (e) The Servicer, or, in the event that the Trustee is also a servicer, a predecessor Servicer, shall indemnify, defend and hold harmless the Trustee, the Collateral Agent and their directors, officers, employees and agents, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the Trust and the duties herein contained, except to the extent that such costs, expenses, losses, claims, damages or liabilities: (i) shall be due to the willful misfeasance, negligence or bad faith of the Trustee; (ii) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Trustee; (iii) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 10.15; (iv) shall be one as to which the Seller is required to indemnify the Trustee; or (v) shall arise out of, or be incurred in connection with, the acceptance or performance by the Trustee of its duties as a successor servicer hereunder.

              (f) Indemnification under this Section 8.2 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations of the Servicer hereunder shall survive any termination of the Servicer pursuant to Section 9.1, but only with respect to obligations arising prior thereto, and any payment of the amount owing under, or the Purchase Amount with respect to, any Receivable and shall survive the termination of the Trust or the earlier removal or resignation of the Trustee. If the Servicer shall have made any indemnity payments pursuant to this Section
8.2 and the Trustee thereafter collects any of such amounts from others, the Trustee shall, as soon as practicable upon receipt thereof, repay such amounts to the Servicer, without interest.

              Section 8.3 MERGER OR CONSOLIDATION OF THE SERVICER. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Servicer is a party, or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity shall be an Eligible Servicer and shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement (without relieving the outgoing Servicer of its responsibilities hereunder, if it survives such merger, conversion or consolidation) without any further act on the part of any of the parties to this Agreement. The Servicer shall promptly inform the Trustee and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption where the Servicer is not the surviving entity.

              Section 8.4   LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.
(a) Except as provided in this Agreement, the Servicer shall be under no obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may cause it to incur any expense or liability; PROVIDED, HOWEVER, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

              (b) The Servicer, and any director or officer or employee or agent of the Servicer, may rely in good faith on any document of any kind, believed by it to be genuine and properly executed and submitted by any Person respecting any matters arising hereunder.

              Section 8.5 SERVICER NOT TO RESIGN. The Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (which counsel shall be outside counsel to the Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the outgoing Servicer in accordance with Section 9.2.

              Section 8.6 SERVICER MAY OWN CERTIFICATES. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder," "Class A Certificateholder" and "Class B Certificateholder" in Section 1.1. Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.


                                      ARTICLE IX

                                SERVICING TERMINATION

              Section 9.1 EVENTS OF SERVICING TERMINATION. (a) If any one of the following events ("EVENTS OF SERVICING TERMINATION") shall occur and be continuing:

                     (i) Any failure by the Servicer to deliver to the Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the earlier of three Business Days from the date the Servicer's Certificate was due to be delivered and the related Deposit Date, or any failure by the Servicer to deliver to any of the Accounts, the Reserve Account or the Yield Supplement Account any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement, which shall continue unremedied for a period of five Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Deposit Date immediately preceding a Distribution Date, the failure to make such payment or deposit by such Distribution Date); or

                     (ii) Any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements set forth in the Certificates or in this Agreement (which determination shall be made without regard to whether funds are available to the Certificateholders pursuant to the Reserve Account), which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee, or (2) to the Trustee and the Servicer by the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class; or

                     (iii) The entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days; or

                     (iv) The consent by the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations; or

                     (v)    The failure by the Servicer to be an Eligible
       Servicer;

then, and in each and every case and so long as an Event of Servicing Termination shall not have been cured or waived, either the Trustee, or, for so long as Class A Certificates are outstanding, the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, if no Class A Certificates are outstanding, the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, by notice then given in writing to the Servicer, may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Trustee or successor servicer appointed by the Trustee pursuant to Section 9.2; and thereupon the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the Insurance Policies, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Trustee or such successor servicer in effecting the termination of the Servicer's responsibilities and rights as Servicer under this Agreement, including the transfer to the Trustee or such successor servicer for administration of all cash amounts that are at the time held by the Servicer for deposit, shall have been deposited by the Servicer in the Certificate Account, or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Trustee or such successor servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the successor servicer in such electronic form as the successor servicer may reasonably request. All reasonable costs and expenses incurred by the successor servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer upon presentation of reasonable documentation of such costs and expenses.

              (b) If any of the foregoing Events of Servicing Termination occur, the Trustee shall have no obligation to notify Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 9.1(a).

              Section 9.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR SERVICER. Upon the Servicer's resignation pursuant to Section 8.5, or upon the Servicer's receipt of notice of termination as Servicer pursuant to Section 9.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, except that the Trustee, when acting as a successor servicer, shall not be obligated to purchase Receivables pursuant to Section 3.7 unless the obligation to purchase arose after the date of the notice of termination given to the Servicer pursuant to Section 9.1, and the Trustee shall not be liable for any acts or omissions of such terminated Servicer or for any breach by the terminated Servicer of any of its representations or warranties contained herein or in any related documents or agreements. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on Receivables as it and such successor shall agree, which, in no event, shall be greater than that payable to First Security Bank, N.A. in its capacity as the Servicer hereunder. The Trustee or such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No Servicer shall resign or be relieved of its duties under this Agreement until a newly appointed servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

              Section 9.3 EFFECT OF SERVICING TRANSFER.(a) After the transfer of servicing hereunder, the Trustee or the successor servicer shall notify Obligors to make directly to the successor servicer payments that are due under the Receivables after the effective date of such transfer.

              (b) Except as provided in Sections 8.2 and 10.8 after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the successor servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the outgoing Servicer shall continue to cooperate with the successor servicer by providing information and in the enforcement of the Dealer Agreements, the Dealer Assignments and the Insurance Policies.

              (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of the Seller pursuant to Sections 2.4, 3.3, 7.1 and 7.2 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the outgoing Servicer pursuant to Section 3.7,
8.1 or 8.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other Trust Property. The successor servicer shall, upon its appointment pursuant to
Section 9.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the outgoing Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder.

              (d) Any successor servicer shall provide the Seller with access to the Receivable Files and to the successor servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor servicer. Nothing in this
Section 9.3 shall affect the obligation of the successor servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the successor servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 9.3.

              Section 9.4 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any notice of an Event of Servicing Termination or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, and to the Rating Agencies at the following addresses:
Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Department, 4th Floor; Standard & Poor's Ratings Group, 26 Broadway, New York, New York 10004-1064, Attention: Asset Backed Surveillance Group.

              Section 9.5 WAIVER OF PAST EVENTS OF SERVICING TERMINATION. The holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, may, on behalf of all holders of Certificates waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Accounts or the Reserve Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

              Section 9.6 TRANSFER OF ACCOUNTS. Notwithstanding the provisions of Section 9.1, if any of the Accounts, the Yield Supplement Account or the Reserve Account is maintained with the Servicer or any Affiliate of the Servicer and an Event of Servicing Termination shall occur and be continuing, the Servicer shall promptly, and in any event within five Business Days, give notice to the Trustee and the Seller of such Event of Servicing Termination, and the Trustee or the Seller, as the case may be, within five days after the receipt of such notice, shall establish new Eligible Deposit Accounts conforming with the requirements of this Agreement and promptly shall transfer all funds in any such Accounts, the Yield Supplement Account or the Reserve Account to such new Eligible Deposit Accounts.

                                   ARTICLE X

                                  THE TRUSTEE

              Section 10.1 ACCEPTANCE BY TRUSTEE. The Trustee, by its execution of this Agreement, accepts all consideration conveyed by the Seller pursuant to Section 2.1 and the Trust created hereunder and declares that it shall hold such consideration in trust upon the terms hereof set forth for the benefit of the Certificateholders.

              Section 10.2 DUTIES OF TRUSTEE. (a) The Trustee, both prior to and after the curing or waiver of an Event of Servicing Termination, undertakes to perform only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. If an Event of Servicing Termination shall have occurred and shall not have been cured (the appointment of a successor servicer (including the Trustee) to constitute a cure for the purposes of this Article X) or otherwise waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that if the Trustee assumes the duties of the Servicer pursuant to Section 9.2, the Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

              (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

              (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith; PROVIDED, HOWEVER, that:

                     (i) prior to the occurrence of an Event of Servicing Termination, and after the curing or waiver of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the computations and opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                     (ii) the Trustee shall not be liable for an error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

                     (iii) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, as set forth in
       Section 9.1, relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

              (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

              (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

              (f) The Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to the Trustee under this Agreement, (ii) adding any other investment, obligation or security, or (iii) withdrawing any Receivable, except for a withdrawal permitted under this Agreement.

              Section 10.3 TRUSTEE'S CERTIFICATE. As soon as practicable after each Deposit Date on which Receivables shall be assigned to the Seller pursuant to Section 2.4 or to the Servicer pursuant to Section 3.7 or 11.2, as applicable, the Trustee shall execute a certificate, prepared by the Servicer, including its date and the date of the Agreement, and accompanied by a copy of the Servicer's Certificate for the related Collection Period. The Trustee's certificate shall operate, as of such Deposit Date, as an assignment pursuant to
Section 10.4.

              Section 10.4 TRUSTEE'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Seller pursuant to Section 2.4, or purchased by the Servicer pursuant to Section 3.7 or 11.2, the Trustee shall assign, without recourse, representation, or warranty, other than that the Trustee, on behalf of the Trust, has not imposed any liens on the Receivables to be repurchased, to the Seller or the Servicer, as the case may be, all the Trustee's right, title, and interest in, to and under such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section
2.1 with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that the Seller or the Servicer, as the case may be, may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the expense of the Seller or the Servicer, as the case may be, take such steps as the Seller or the Servicer, as the case may be, deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

              Section 10.5 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 10.2:

                     (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                     (ii) The Trustee may consult with counsel and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel or any advice of such counsel.

                     (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination that is not timely cured or waived pursuant to Section 9.5, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                     (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                     (v) Prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, in the event there are no Class A Certificates outstanding, by the holders of Class B Certificates evidencing not less than a majority of the outstanding principal balance of the Class B Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Certificateholders is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors;
       provided, further, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of the Servicer or the Seller, personally or by agent or attorney, at the sole cost and expense of the Servicer or the Seller, as the case may be.

                     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of, or for the supervision of, such agents, attorneys, nominees or custodians, PROVIDED that they have been appointed with due care.

                     (vii) The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence of defects, the compliance by the Seller with their representations and warranties or for any other purpose.

              Section 10.6 TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as expressly provided herein, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the Trustee's execution of, and the certificate of authentication on, the Certificates), or of any Receivable or related document, or for the validity of the execution by the Seller and the Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Seller or the Servicer under this Agreement except as herein set forth; but the Trustee may require the Seller or the Servicer to provide full information and advice as to the performance of the aforesaid covenants, conditions and agreements. The Trustee (solely in its capacity as such) shall have no obligation under any circumstance to perform any of the duties of the Seller or of the Servicer except as explicitly set forth in this Agreement. The Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements related to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Trustee. The Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any Financed Vehicle or (prior to the time, if any, that the Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate funds sufficient to provide for the payments to be distributed to Certificateholders under this Agreement, the existence, condition, location, and ownership of any

Financed Vehicle, the existence and enforceability of any Insurance Policy, the existence and contents of any Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Seller with any warranty or representation made by it under this Agreement or in any related document and the accuracy of any such warranty or representation, prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust Property that it may hold), the acts or omissions of the Seller, the Servicer, or any Obligor, any action of the Servicer taken in the name of the Trustee, or any action by the Trustee taken at the instruction of the Servicer in the absence of bad faith on the part of the Trustee or manifest error in such instruction; PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement (whether in its capacity as Trustee or as successor servicer) or based on the Trustee's willful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty contained in Section 10.15, no recourse shall be had to the Trustee (whether in its individual capacity or as a Trustee) for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity; the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim. The Trustee shall not be accountable for the use or application by the Seller of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such amounts are deposited in the Certificate Account (whether or not the Certificate Account is maintained with the Trustee). The Trustee shall have no liability for any losses from the investment or reinvestment in Eligible Investments made in accordance with Section 4.1.

              Section 10.7 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking business with the Seller, the Servicer and their respective Affiliates with the same rights as it would have if it were not Trustee.

              Section 10.8 TRUSTEE'S AND COLLATERAL AGENT'S FEES AND EXPENSES. The Servicer agrees to pay to the Trustee and the Collateral Agent, and the Trustee and the Collateral Agent shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as the Trustee or the Collateral Agent, as applicable, and the Servicer shall pay or reimburse the Trustee or the Collateral Agent, as applicable, upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders), disbursements, and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee or the Collateral Agent in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement, or advance as may arise from its negligence, willful misfeasance, or bad faith. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee or the Collateral Agent, as applicable. When the Trustee incurs expenses or renders services in connection with an Event or Servicing Termination described in Sections 9.1(a)(iii) or 9.1(a)(iv), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditor's rights generally.

              Section 10.9 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

              Section 10.10 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under this Agreement shall at all times have an office in the same state as the Corporate Trust Office is located on the date of this Agreement or which is otherwise consented to by the Seller. The Trustee shall be organized and doing business under the banking laws of such state or of the United States, shall be authorized under such laws to exercise corporate trust powers, shall have a consolidated net worth of at least $50,000,000, shall have a credit rating of at least Baa3 from Moody's and shall be subject to supervision or examination by federal or state banking authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 10.10, the consolidated net worth of such corporation shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.11.

              Section 10.11 RESIGNATION OR REMOVAL OF TRUSTEE AND COLLATERAL AGENT. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving 30 days' prior written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

              (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, the successor trustee, the Certificateholders at their respective addresses of record and the Rating Agencies.

              (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall not become effective until acceptance of appointment by the successor trustee pursuant to Section 10.12.

              (d) The respective obligations of the Seller and the Servicer described in this Agreement shall survive the removal or resignation of the Trustee as provided in this Agreement.

              (e) Upon the removal or termination of the Trustee for any reason, the Collateral Agent shall also be removed or terminated and the successor trustee appointed pursuant to Section 10.12 shall be appointed and become the successor collateral agent so that the Trustee and the Collateral Agent remain the same Person.

              Section 10.12 SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed pursuant to Section 10.11 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

              (b) No successor trustee shall accept appointment as provided in this Section 10.12 unless at the time of such acceptance such successor trustee shall be eligible pursuant to Section 10.10.

              (c) Upon acceptance of appointment by a successor trustee pursuant to this Section 10.12, the Servicer shall mail notice of such acceptance by the successor trustee under this Agreement to all Certificateholders at their respective addresses of record and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer. No Trustee hereunder shall be liable for the acts or omissions of any successor trustee.

              Section 10.13 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or banking association which is eligible to be a successor trustee under Section
10.10 (i) into which the Trustee may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) that may succeed by purchase and assumption to the business of the Trustee, where the Trustee is not the surviving entity, which corporation or banking association executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Servicer and the Rating Agencies of any such merger, conversion, consolidation or purchase and assumption where the Trustee is not the surviving entity.

              Section 10.14 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section
10.10 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.12. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, the Trustee shall not be relieved of any of its obligations under this Agreement.

              (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                     (ii) No co-trustee or separate trustee under this Article shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                     (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

              (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

              (d) Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of the Trustee as a new or successor trustee. The Trustee shall promptly notify the Servicer and the Rating Agencies of any appointment made pursuant to this Section 10.14.

              Section 10.15 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee makes the following representations and warranties on which the Seller, the Servicer, and Certificateholders may rely:

                     (i) ORGANIZATION AND GOOD STANDING. The Trustee is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of New York;

                     (ii) POWER AND AUTHORITY. The Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement; and

                     (iii) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Trustee and this Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

              Section 10.16 REPORTS BY TRUSTEE. The Trustee shall provide to any Certificateholder or Certificate Owner who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate, the annual statement described in Section 3.10, and the annual accountant's examination described in Section 3.11. The Trustee may require any Certificateholder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

              Section 10.17 TAX ACCOUNTING. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. The Servicer shall prepare the tax returns of the Trust in accordance with (i) the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder or (ii) any applicable state or local statute or regulation.


                                      ARTICLE XI

                                     TERMINATION

              Section 11.1 TERMINATION OF THE TRUST. (a) The Trust, and the respective obligations and responsibilities of the Seller, the Servicer, and the Trustee hereunder shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribution Date next succeeding the purchase by the Servicer at its option, pursuant to Section 11.2, of the Receivables (other than Defaulted Receivables) remaining in the Trust, (ii) the payment to Certificateholders, the Trustee and the Collateral Agent of all amounts required to be paid to them pursuant to this Agreement or (iii) the Distribution Date next succeeding the month which is six months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; PROVIDED, HOWEVER, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the date hereof. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 11.1, which notice shall contain the information required by the Trustee to give its notice thereunder.

              (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender the Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders of record and the Rating Agencies mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 4.5. Amounts remaining after distribution, or providing for distribution, to the Certificateholders shall be distributed to the Seller.

              (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. The Trustee shall after giving such notice deliver or cause to be delivered to the Servicer a list of those Certificateholders who have not surrendered Certificates for cancellation. If, within one year after the second notice, all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Seller and the Certificateholders shall thereafter look solely to the Seller for such payment.

              Section 11.2 OPTIONAL PURCHASE OF ALL RECEIVABLES. In the event that (i) the Pool Balance shall be 10% or less of the Original Pool Balance as of the last day of any Collection Period and (ii) the aggregate Purchase Amount for the Receivables (other than the Defaulted Receivables) is greater than or equal to the sum of the Class A Certificate Balance and the Class B Certificate Balance, the Servicer shall have the option to purchase the corpus of the Trust on any Distribution Date occurring in a subsequent Collection Period. To exercise such option, the Servicer shall notify the Trustee no later than the 10th day of the month in which such purchase is to be effected and deposit the aggregate Purchase Amount for the Receivables (other than Defaulted Receivables) into the Certificate Account on the Deposit Date occurring in the month in which such purchase is to be effected. The payment shall be made in the manner specified in Section 4.3, and shall be distributed pursuant to Section 4.5. Upon such payment the Servicer shall succeed to and own all interests in and to the Trust and the Trust Property.


                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

              Section 12.1 AMENDMENT. (a) This Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel to the Seller delivered to the Trustee, materially and adversely affect the interests of any Certificateholder or cause the Trust to be classified for federal tax purposes as an association taxable as a corporation.

              (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made on any Certificate, without the consent of all adversely affected Certificateholders, (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders, (iii) materially and adversely affect the interests of either the Class A Certificateholders or the Class B Certificateholders without the consent of the holders of Class
A Certificates or Class B Certificates, as the case may be, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be, (iv) adversely affect the rating of the Class A Certificates or the Class B Certificates by the Rating Agencies without the consent of holders of Class A Certificates or Class B Certificates, as the case may be, evidencing not less than two-thirds of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be, or (v) cause the Trust to be classified as an association taxable as a corporation.
Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

              (c) It shall not be necessary for the consent of Certificateholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

              (d) Notice of any amendment of this Agreement shall be sent by the Servicer to the Rating Agencies, at such address as the Rating Agencies may from time to time specify in writing.

              (e) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, indemnities or immunities under this Agreement or otherwise.

              (f) In connection with any amendment pursuant to this Section 12.1, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

              Section 12.2 PROTECTION OF TITLE TO TRUST. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee under this Agreement in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
In the event the Servicer fails to perform its obligations under this subsection, the Trustee may (but shall not be obligated to) do so, at the expense of the Servicer.

              (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the Relevant UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof.

              (c) The Seller and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of their principal executive offices if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller and the Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

              (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know, as of the most recent monthly calculation, the status of such Receivable, including payments, Liquidation Proceeds and Recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

              (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall be paid or shall become a Purchased Receivable.

              (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle retail installment sale contracts to any prospective purchaser, lender or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

              (g) Upon request, the Servicer, at its expense, shall furnish to the Trustee, within 10 Business Days, a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to each Schedule of Receivables and to the Servicer's Certificate furnished pursuant to Section 3.9 indicating removal of Receivables from the Trust.
The Trustee shall hold any such list and the Schedule of Receivables, as well as a copy of this Agreement, available for inspection during normal business hours at the Corporate Trust Office.

              (h) The Servicer shall deliver to the Trustee upon the Closing Date, upon the date which is 60 months after the initial filings required hereunder to perfect the security interest of the Trustee and upon the execution and delivery of each amendment, if any, of this Agreement, an Opinion of Counsel to the Servicer either (x) stating that, in the opinion of such counsel, no filings or other action, other than the filings required in the appropriate filing offices as described in such opinion, are necessary to perfect and maintain (i) the security interest of the Trustee in the Financed Vehicles, subject to certain exceptions stated therein, and (ii) the interest of the Trustee in the Receivables, the Dealer Agreements or the Dealer Assignments and in each case the proceeds thereof against third parties, subject to certain exceptions stated therein, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (y) stating that, in the opinion of such counsel, no such action shall be necessary to perfect or continue the perfected status of such interest.

              Section 12.3 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, or entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

              (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the holders as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken pursuant to any provision of this Agreement.

              (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless the holders of the Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Class A Certificateholders or Class B Certificateholders, as the case may be. For the protection and enforcement of the provisions of this Section 12.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              SECTION 12.4 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK

OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

              Section 12.5 NOTICES. All demands, notices, directions and communications under this Agreement shall be in writing, personally delivered, or sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to First Security Bank, N.A. at Office of the General Counsel, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Executive Vice President and General Counsel, Facsimile No.: 801-246-5422, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Trustee, with a copy to David Cowley, Vice President, Corporate Finance, First Security Bank, 41 East 100 South, 3rd Floor, Salt Lake City, Utah 84111, Facsimile No.:
801-246-5973 and (b) in the case of the Trustee, at the Corporate Trust Office, Facsimile No.: 212-250-6439. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

              Section 12.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

              Section 12.7 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.3, this Agreement may not be assigned by the Servicer. This Agreement may not be assigned by the Trustee except as provided by Sections 10.11 through 10.14 hereof.

              Section 12.8 CERTIFICATES NONASSESSABLE AND FULLY PAID. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.1, each Certificate shall be deemed fully paid.

              Section 12.9 INTENTION OF PARTIES. (a) The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Trustee, on behalf of the Certificateholders, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any liens, from the Seller to the Trust, and that the Receivables and the other Trust Property shall not be a part of the Seller's estate in the event of the bankruptcy, insolvency, receivership, conservatorship or the occurrence of another similar event of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Certificateholders to the Seller, the parties intend that the Seller shall have granted to the Trustee a security interest in all of the Seller's right, title and interest in, to and under the Trust Property conveyed to the Trust pursuant to Section 2.1 in order to secure the obligations under the Certificates, and that this Agreement shall constitute a security agreement under applicable law.

              (b) The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Trustee on behalf of the Certificateholders that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Code of which the Certificateholders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.
 The Seller, the Trustee and the Certificateholders shall take no action that is inconsistent with treating the Trust as a grantor trust for federal income tax purposes.

              Section 12.10 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

              Section 12.11 LIMITATION OF LIABILITY OF THE TRUSTEE AND THE COLLATERAL AGENT. Notwithstanding anything contained herein to the contrary
(i) this Agreement has been accepted by Bankers Trust Company, not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and the Yield Supplement Account and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller and (ii) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust; PROVIDED, HOWEVER, nothing contained herein shall relieve Bankers Trust Company of its obligations contained herein in its capacity as successor servicer. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have the same rights, protections, immunities and indemnities afforded to the Trustee hereunder.

                           *     *     *     *     *

              IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       FIRST SECURITY BANK, N.A.,
                                            as Seller and Servicer


                                       By:
                                          ------------------------------------
                                            Name:     Scott C. Ulbrich
                                            Title:    Authorized Officer



                                       BANKERS TRUST COMPANY,
                                            not in its individual
                                            capacity but solely as
                                            Trustee


                                       By:
                                          ------------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------



                                       BANKERS TRUST COMPANY,
                                            not in its individual
                                            capacity but solely as
                                            Collateral Agent


                                       By:
                                          ------------------------------------
                                            Name:
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                                                       EXHIBIT A

                          FORM OF CLASS A CERTIFICATE

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF FIRST SECURITY BANK, N.A. OR ANY AFFILIATE THEREOF. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    FIRST SECURITY AUTO GRANTOR TRUST ____-_

                    ____% ASSET BACKED CERTIFICATE, CLASS A

          Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of motor vehicle retail installment sale contracts and motor vehicle retail installment loans secured by the new and used automobiles and light-duty trucks financed thereby and sold to the Trust by First Security Bank, N.A.

NUMBER                                                         CUSIP
                                                                    ------------
                                                               $
------                                                          ----------------
                                                       Original Principal Amount

              THIS CERTIFIES THAT CEDE & Co. is the registered owner of a $_________, nonassessable, fully paid, fractional undivided interest in the First Security Auto Grantor Trust ____-_ (the "Trust") formed by First Security Bank, N.A., a national banking association, as seller (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ______________ (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among the Seller, First Security Bank, N.A. as servicer (the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee") and as collateral agent, a summary of certain of the provisions of which is set forth on the reverse hereof.

              To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of retail installment sale contracts and retail installment loans (the "Receivables") for the purchase of the new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), certain monies owing or received thereunder after the close of business of the Servicer on ______________ (the "Cutoff Date"), the Seller's security interests in the Financed Vehicles, certain of the Seller's rights relating to the Receivables under certain agreements between the Seller and the motor vehicle dealers, certain rights of the Trust under the related Yield Supplement Agreement and all proceeds of the foregoing.

              Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class A Distribution Account, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing ____________ to the Person in whose name this Certificate is registered at the close of business of the Trustee on the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the Collection Period immediately preceding such Distribution Date) (the "Record Date"), such Certificateholder's fractional undivided interest in the amounts to be distributed to Class A Certificateholders pursuant to the Agreement on such Distribution Date.

              Distributions on this Certificate will be made by the Trustee by check mailed to the Certificateholder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the

Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

              This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York 10006 Attention: Corporate Trust and Agency Group-Structured Finance, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

              IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                   FIRST SECURITY AUTO GRANTOR TRUST

                                   By:    Bankers Trust Company,
                                          not in its individual capacity, but
                                          solely as Trustee

                                   By:
                                          ------------------------------------
                                          Authorized Officer


DATED:
       ---------------


Trustee's Certificate of
Authentication:

       This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY,
                                   as Trustee

                                   By:
                                        ----------------------------------
                                                 Authorized Officer

                            REVERSE OF CERTIFICATE

                    FIRST SECURITY AUTO GRANTOR TRUST ____-_
                    ____% ASSET BACKED CERTIFICATE, CLASS A


              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

              As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate interest in the Trust, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

              The Seller, the Servicer, the Trustee, and any agent of the Seller, the Servicer or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Trustee, or any such agent shall be affected by any notice to the contrary.

              The obligations and responsibilities created by the Agreement and the Trust created thereby will terminate upon the earliest of (i) the Distribution Date immediately succeeding the purchase by the Servicer, at its option, of the Receivables (other than Defaulted Receivables) remaining in the Trust, as described below, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, or (iii) the Distribution Date which is six months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided, however, that in no event shall the Trust created by the Agreement continue beyond the expiration of 21 years from the date hereof. The Agreement provides that the Servicer may, at its option, purchase the Receivables remaining in the Trust (other than Defaulted Receivables) at a price equal to the aggregate Purchase Amounts thereof, and such purchase of the Receivables will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the first day of a Collection Period as of which the Pool Balance is 10% or less of the original Pool Balance and the aggregate Purchase Amount for the Receivables is greater than or equal to the sum of the Class A Certificate Balance and the Class B Certificate Balance.

              Notwithstanding anything contained in the Agreement to the contrary (i) the Agreement has been accepted and this Certificate has been executed by Bankers Trust Company not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and the Yield Supplement Account and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Seller and (ii) except in its capacity as successor Servicer, under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust.

                                  ASSIGNMENT


              FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

              PLEASE INSERT SOCIAL SECURITY
              OR OTHER IDENTIFYING NUMBER
              OF ASSIGNEE



(Please print or typewrite name and address, including postal zip code, of assignee)



the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                                                 *
       ------------------                 -----------------------------


                                          Signature Guaranteed:

                                                                       *
                                          -----------------------------




------------------

       *NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. The signature must be guaranteed by an institution which is a member of one of the following recognized

Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) in such other guarantee program acceptable to the Trustee.

                                                                      EXHIBIT B

                          FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF FIRST SECURITY BANK, N.A. OR ANY AFFILIATE THEREOF. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE AND ANY BENEFICIAL INTEREST IN THIS CERTIFICATE MAY NOT BE ACQUIRED BY (a) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, (b) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (c) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE OR AN INTEREST HEREIN, THE HOLDER HEREOF OR OWNER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                       FIRST SECURITY AUTO GRANTOR TRUST ____-_
                       ____% ASSET BACKED CERTIFICATE, CLASS B


              Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of motor vehicle retail installment sale contracts and motor vehicle retail installment loans secured by the new and used automobiles and light-duty trucks financed thereby and sold to the Trust by First Security Bank, N.A.

NUMBER                                                        CUSIP
                                                                    -----------

                                                  $
-------                                            ----------------------------
                                                   Original Principal Amount

              THIS CERTIFIES THAT CEDE & CO. is the registered owner of a
$       , nonassessable, fully paid, fractional undivided interest in the First
Security Auto Grantor Trust ____-_ (the "Trust") formed by First Security Bank, N.A., a national banking association, as seller (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of ______________ (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") by and among the Seller, First Security Bank, N.A., as servicer (in such capacity, the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee") and as collateral agent, a summary of certain of the provisions of which is set forth an the reverse hereof.

              To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of retail installment sale contracts and retail installment loans (the "Receivables") for the purchase of the new and used automobiles and light-duty trucks financed thereby (the "Financed Vehicles"), certain monies owing or received thereunder after the close of business of the Servicer on ______________ (the "Cutoff Date"), the Seller's security interests in the Financed Vehicles, certain of the Seller's rights relating to the Receivables under certain agreements between the Seller and the motor vehicle dealers, certain rights of the Trust under the related Yield Supplement Agreement and all proceeds of the foregoing.

              Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class B Distribution Account, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing ____________, to the Person in whose name this Certificate is registered at the close of business of the Trustee on the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the Collection Period immediately preceding such Distribution Date) (the "Record Date"), such Certificateholder's fractional undivided interest in the amounts to be distributed to Class B Certificateholders pursuant to the Agreement on such Distribution Date.

              Pursuant to the Agreement distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates in the event of defaults and delinquencies on the Receivables. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account, and the Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account as set forth in the Agreement.

              Distributions on this Certificate will be made by the Trustee by check mailed to the Certificateholder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

              This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group-Structured Finance, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

              IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                   FIRST SECURITY AUTO GRANTOR
                                   TRUST ____-_


                                   By:    Bankers Trust Company,
                                          not in its individual capacity, but
solely as Trustee

                                   By:
                                          --------------------------
                                                 Authorized Officer

DATED:
        --------------

Trustee's Certificate of
Authentication:


              This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                          BANKERS TRUST COMPANY,
                                              as Trustee


                                          By:
                                              --------------------------------
                                                        Authorized Officer

                                REVERSE OF CERTIFICATE

                       FIRST SECURITY AUTO GRANTOR TRUST ____-_
                       ____% ASSET BACKED CERTIFICATE, CLASS B


              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class. Any such consent by the holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the holders of any of the Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

              As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate interest in the Trust, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

              The Seller, the Servicer, the Trustee, and any agent of the Seller, the Servicer or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Trustee, or any such agent shall be affected by any notice to the contrary.

              The obligations and responsibilities created by the Agreement and the Trust created thereby will terminate upon the earliest of (i) the Distribution Date immediately succeeding the purchase by the Servicer, at its option, of the Receivables (other than Defaulted Receivables) remaining in the Trust, as described below, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement, or (iii) the Distribution Date which is six months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided, however, that in no event shall the Trust created by the Agreement continue beyond the expiration of 21 years from the date hereof. The Agreement provides that the Servicer may, at its option, purchase the Receivables remaining in the Trust (other than Defaulted Receivables) at a price equal to the aggregate Purchase Amounts thereof, and such purchase of the Receivables will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the first day of a Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance and the aggregate Purchase Amount for the Receivables is greater than or equal to the sum of the Class A Certificate Balance and the Class B Certificate Balance.

              Notwithstanding anything contained in the Agreement to the contrary (i) the Agreement has been accepted and this Certificate has been executed by Bankers Trust Company not in its individual capacity but solely as Trustee and as Collateral Agent with respect to the Reserve Account and the Yield Supplement Account, and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Seller and (ii) except in its capacity as successor Servicer, under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust.

                                      ASSIGNMENT

              FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

              PLEASE INSERT SOCIAL SECURITY
              OR OTHER IDENTIFYING NUMBER
              OF ASSIGNEE


Please print or typewrite name and address, including postal zip code, of assignee)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


              Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated: _________________
                                       __________________________________*


                                       Signature Guaranteed:


                                       __________________________________*


__________________________

       *NOTICE:      The signature to this assignment must correspond with the
name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. The signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) in such other guarantee program acceptable to the Trustee.

                                                                     EXHIBIT C

                            FORM OF SERVICER'S CERTIFICATE

              The undersigned certifies that he is a duly authorized officer of First Security Bank, N.A., a national banking association organized under the laws of the United States (the "BANK"), and that he is duly authorized to execute and deliver this certificate on behalf of the Bank pursuant to Section
3.9 of the Pooling and Servicing Agreement, dated as of ______________, by and between the Bank, as seller and servicer, and Bankers Trust Company, as trustee (the "POOLING AND SERVICING AGREEMENT"), and he further HEREBY CERTIFIES that:

              1. the report for the period from ___________________ to ___________ attached to this certificate is complete and accurate and contains all information required by Section 3.9 of the Pooling and Servicing Agreement; and

              2. as of the date hereof, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred.

              Any capitalized terms used herein but not defined shall have the meanings assigned to such term in the Pooling and Servicing Agreement.

              IN WITNESS HEREOF, the undersigned has affixed hereunto his signature and the corporate seal of the Bank as of this ___ day of
______________.


                                                 FIRST SECURITY BANK, N.A.

                                                 By:____________________________
                                                    Name:
                                                    Title:  Authorized Officer

                                                                      EXHIBIT D




                             FORM OF DEPOSITORY AGREEMENT

                                    (See attached)

                                                                      EXHIBIT E



                          FORM OF YIELD SUPPLEMENT AGREEMENT

                                    (See attached)

                                       FORM OF
                             YIELD SUPPLEMENT AGREEMENT


First Security Auto Grantor Trust ____-_
c/o Bankers Trust Company, as Trustee
       and as Collateral Agent
Four Albany Street, 10th Floor
New York, New York  10006
Attn:  Corporate Trust and Agency Group-Structured Finance

                                                                ______________

Ladies and Gentlemen:

              For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we (the "SELLER") hereby confirm arrangements made as of the date hereof with you (the "TRUST") to be effective upon receipt by the Seller of the enclosed copy of this letter agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "YIELD SUPPLEMENT AGREEMENT").

              1. On or prior to the Determination Date preceding each Distribution Date, the Servicer shall notify the Trust and the Seller of the Yield Supplement Amount for such Distribution Date.

              2. The Seller agrees to establish a Yield Supplement Account pursuant to Article V of the Pooling and Servicing Agreement, dated as of ______________ (as amended, supplemented or otherwise modified and in effect from time to time, the "POOLING AND SERVICING AGREEMENT") by and among the Seller, in its individual capacity and as a servicer (the "SERVICER"), and Bankers Trust Company, a New York banking corporation, as trustee thereunder (the "TRUSTEE") and as collateral agent thereunder with respect to the Reserve Account and the Yield Supplement Account (in such capacity, the "COLLATERAL AGENT"), and the Seller hereby agrees to deposit to the Certificate Account an amount equal to the Yield Supplement Amount prior to 11:00 a.m. New York time on each Deposit Date. If and to the extent that such amounts shall not have been paid by the Seller in full on the Distribution Date, then, in such event, pursuant to Section 5.2(d) of the Pooling and Servicing Agreement, the Trustee shall instruct the Collateral Agent to withdraw the amount of any such insufficiency from the Yield Supplement Account and deposit such funds into the Certificate Account.

              3. All payments pursuant hereto shall be made by federal wire transfer (same day funds) or in immediately available funds, to the Certificate Account (as the Trustee on behalf of the Trust designates in writing to the Seller prior to the relevant Distribution Date).

              4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

              5. This Yield Supplement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              6. All demands, notices and communications under this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, Federal Express or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt. All notices shall be directed as set forth below, or to such other address or to the attention of such other Person as the relevant party shall have designated for such purpose in a written notice.

              The Trust:

              First Security Auto Grantor Trust ____-_
              c/o Bankers Trust Company, as Trustee
              Four Albany Street, 10th Floor
              New York, New York  10006
              Attention:  Corporate Trust and Agency Group-Structured Finance
              Telecopy:  212-250-6439

              The Seller:

              First Security Bank, N.A.
              79 South Main Street
              Salt Lake City, Utah 84111
              Attention:  Executive Vice President and General Counsel
              Telecopy:  (801) 246-5422


              7. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same document.

              8. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

              If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                          Very truly yours,

                                          FIRST SECURITY BANK, N.A.


                                          By:__________________________________
                                                 Name: Scott C. Ulbrich
                                                 Title: Authorized Officer


Agreed and accepted as of
the date first above written:

FIRST SECURITY AUTO GRANTOR TRUST ____-_

       By: Bankers Trust Company,
              not in its individual capacity, but solely
              as Trustee and as Collateral Agent


           By:  __________________________________
                 Authorized Signatory

                                                                    SCHEDULE A


                               SCHEDULE OF RECEIVABLES

                                    (See attached)

                                                                    SCHEDULE B


                              RECEIVABLE FILE LOCATIONS


       On the date hereof, the Receivables and Receivable Files for the Servicer are held by the Consumer Loan Servicing Department of First Security Service Company, an affiliate of the Servicer, located at 3033 Elder Street, Boise, Idaho 83705.